Filed Pursuant to Rule 424(b)(2)
Registration No. 333-194431

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement filed with the Securities and Exchange Commission, but this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to completion, dated June 8, 2016

Preliminary Prospectus Supplement

(To prospectus dated June 17, 2014)

$1,000,000,000

Weatherford International Ltd.

(a Bermuda exempted company)

$              % Senior Notes due 2021

$              % Senior Notes due 2023

Fully and unconditionally guaranteed by

Weatherford International plc	Weatherford International, LLC
(an Irish public limited company)	(a Delaware limited liability company)

Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) and an indirect, wholly owned subsidiary of Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), is offering a total of $1,000,000,000 aggregate principal amount of senior notes, consisting of $          aggregate principal amount of its      % senior notes due 2021 (the “2021 notes”) and $          aggregate principal amount of its      % senior notes due 2023 (the “2023 notes” and, together with the 2021 notes, the “notes”). The 2021 notes and the 2023 notes will each be issued as a separate series, but, except as otherwise described herein, will have the same terms and be subject to the same covenants. The notes will bear cash interest from                  , 2016, payable semi-annually on              and              each year, beginning on                  , 2017. The 2021 notes will mature on                  , 2021 and the 2023 notes will mature on                  , 2023. The notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by Weatherford Ireland and by Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”) and an indirect, wholly owned subsidiary of Weatherford Ireland and an indirect subsidiary of Weatherford Bermuda. We refer to Weatherford Ireland and Weatherford Delaware together as the guarantors.

Weatherford Bermuda may redeem some or all of the 2021 notes at any time prior to                  , 2018, and some or all of the 2023 notes at any time prior to                  , 2019, in each case at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest. Prior to                  , 2018, Weatherford Bermuda may, from time to time, redeem up to 35% of the aggregate principal amount of the 2021 notes and prior to                  , 2019, Weatherford Bermuda may, from time to time, redeem up to 35% of the aggregate principal amount of the 2023 notes, in each case with an amount of cash not greater than the net cash proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement, plus accrued and unpaid interest. See “Description of Notes—Optional Redemption.” If Weatherford Bermuda undergoes certain change of control transactions, Weatherford Bermuda may be required to offer to purchase the notes from holders.

The notes and the guarantees will be senior, unsecured obligations of Weatherford Bermuda and the guarantors, respectively, and will be (1) equal in right of payment with existing and future senior, unsecured indebtedness of Weatherford Bermuda and the guarantors, respectively; (2) senior in right of payment to existing and future indebtedness of Weatherford Bermuda and the guarantors, respectively, that is expressly subordinated to the notes and the guarantees, as applicable; and (3) effectively subordinated to existing and future secured indebtedness of Weatherford Bermuda and the guarantors, respectively, to the extent of the value of the collateral securing that indebtedness. Your right to payment under the notes and the guarantees is also structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent Weatherford Bermuda, Weatherford Ireland or Weatherford Delaware, as applicable, is not a holder thereof) preferred equity, if any, of Weatherford Ireland’s subsidiaries, other than Weatherford Bermuda and Weatherford Delaware. See “Description of Other Indebtedness,” “Description of Notes—General” and “Description of Notes—The Guarantees.”

Investing in the notes involves risks. Before buying our notes, you should read the discussion of material risks described in “Risk Factors” beginning on page S-18 of this prospectus supplement and page 5 of the accompanying prospectus for more information.

Per 2021 note	Total 2021 notes	Per 2023 note	Total 2023 notes
Public Offering Price(1)%	$	%	$
Underwriting Discount %	$	%	$
Proceeds to us (before expenses)%	$	%	$

(1)	Plus accrued interest from , 2016, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, this document is not intended to be and is not a prospectus for the purposes of the Companies Act 2014 of Ireland (the “Irish Companies Act”), the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland, and the Central Bank of Ireland has not approved this document.

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities (which includes the notes) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities (which includes the notes) of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes, other than “Equity Securities” (which the notes are not) of such company. In granting the general permission, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

It is expected that delivery of the notes offered hereby will be made to investors in registered book-entry form only through the facilities of The Depository Trust Company on or about                  , 2016.

Joint Global Coordinators and Bookrunners

Deutsche Bank Securities	Wells Fargo Securities

Joint Book-Running Managers

Citigroup	J.P. Morgan	Morgan Stanley	MUFG

Co-Managers

Standard Chartered Bank	SEB	TD Securities	Barclays	RBC Capital Markets	UniCredit Capital Markets	BBVA

Prospectus Supplement dated                  , 2016

Prospectus Supplement

Prospectus

You should rely solely on the information contained in this prospectus supplement, the accompanying prospectus, or in any related free writing prospectus issued by us (which we refer to as an “issuer free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities, or soliciting an offer to purchase these securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this

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prospectus supplement, the accompanying prospectus, any related issuer free writing prospectus, or any document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find Additional Information.”

Unless the context requires otherwise or unless otherwise noted herein, as used in this prospectus supplement:

•	“Weatherford Ireland” refers to Weatherford International plc, an Irish public limited company.

•	“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland.

•

“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Ireland and an indirect subsidiary of Weatherford Bermuda.

•

“We,” “us” or “our” refers to Weatherford Ireland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis, unless in relation to the terms of the notes and this offering, in which case such terms refer to Weatherford Bermuda, as the issuer of the notes.

NOTICE TO INVESTORS

This document is not a prospectus within the meaning of the Irish Companies Act, the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland. No offer of notes to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 23 of the Irish Companies Act) or the Prospectus Directive (2003/71/EC) (as amended). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or any other competent authority or regulatory authority in the European Economic Area. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC). Weatherford Ireland is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying prospectus, including in the documents incorporated by reference herein and therein, contains various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “forward-looking statements” as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws. The following sets forth various risks and uncertainties relating to those statements. Certain of these risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus supplement and the accompanying prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K (the “Form 10-K”) and the following:

•	the price volatility of oil, natural gas and natural gas liquids, including the impact of the recent and significant decline in the price of crude oil;

•	global political, economic and market conditions, political disturbances, war, terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	nonrealization of expected benefits from our acquisitions or business dispositions and our ability to execute such acquisitions and dispositions;

•	our ability to realize expected revenues and profitability levels from current and future contracts;

•

our ability to manage our workforce, supply chain and business processes, information technology systems and technological innovation and commercialization, including the impact of our cost reduction plans;

•	our high level of indebtedness;

•	increases in the prices and availability of our raw materials;

•	potential non-cash asset impairment charges for long-lived assets, goodwill, intangible assets or other assets;

•	changes to our effective tax rate and cash tax payments;

•

potential charges arising out of the U.S. Securities and Exchange Commission (“SEC”) and Department of Justice investigation into the circumstances surrounding the prior material weakness in our internal control over financial reporting for income taxes and the restatements of our historical financial statements in 2011 and 2012;

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•	nonrealization of potential earnouts associated with business dispositions;

•	downturns in our industry which could further affect the carrying value of our goodwill;

•	member-country quota compliance within the Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	our ability to realize the expected benefits from our 2014 redomestication from Switzerland to Ireland and to maintain our Swiss tax residency;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental, tax and accounting laws, rules and regulations; and

•	limited access to capital, significantly higher cost of capital, or difficulty raising additional funds in the equity or debt capital markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act. For additional information regarding risks and uncertainties, see our other filings with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements of Weatherford International plc incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in Weatherford International plc’s Annual Report on Form 10-K for the year ended December 31, 2015 for more information about important risks that you should consider before investing in the notes.

Overview

Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company and indirect subsidiary of Weatherford Bermuda (“Weatherford Delaware”), are wholly owned, indirect subsidiaries of Weatherford International plc, an Irish public limited company (“Weatherford Ireland” and, together with its subsidiaries, including Weatherford Bermuda and Weatherford Delaware, “we,” “us” and “our”). We are a multinational oilfield service company and one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. Many of our businesses, including those of our predecessor companies, have been operating for more than 50 years. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world. See “Summary Financial Data of Weatherford Ireland” for information regarding our historical financial results.

Strategy

Our primary objective is to build stakeholder value through profitable growth in our core product lines with disciplined use of capital and a strong customer focus.

Principal components of our strategy include:

•

Continuously improving the efficiency, productivity and quality of our products and services and their respective delivery to our customers, in order to grow revenues and operating margins and generate free cash flow from our core operations (Formation Evaluation and Well Construction and Completion and Production) and Land Drilling Rigs operations in all of our geographic markets at a rate exceeding underlying market activity;

•

A commitment to the innovation, invention and integration, development and commercialization of new products and services that meet the evolving needs of our customers across the reservoir lifecycle; and

•

Further extending the process, productivity, quality, safety and competency across our global infrastructure to meet client demands for our core products and services in an operationally efficient manner.

Markets

We are a leading provider of equipment and services to the oil and natural gas exploration and production industry. Demand for our industry’s services and products depends upon commodity prices for oil and gas, the number of oil and natural gas wells drilled, the depth and drilling conditions of wells, the number of well completions, the depletion and age of existing wells and the level of workover activity worldwide.

Technology has become increasingly critical to the oil and natural gas marketplace as a result of the maturity of the world’s oil and natural gas reservoirs, accelerating production decline rates and the focus on complex well designs, including deep-water prospects. Clients continue to seek, test and use production-enabling technologies at an increasing rate. We have invested a substantial amount of our time and resources into building our technology offerings, which help us provide our clients with more efficient tools to find and produce oil and natural gas. We believe our products and services enable our clients to reduce their costs of drilling and production and/or increase production rates. Furthermore, these offerings afford us additional opportunities to sell our core products and services to our clients.

Outlook

We believe the remainder of 2016 will continue to be challenged by the continued weakness in oil prices and severe market contraction for our services. The market weakness and contraction has materially reduced capital spending by our customers, which has reduced our revenue, both through lower activity levels and pricing. In response to the continued weakness in the price of crude oil and the continued decline in the anticipated level of exploration and production spending in 2016, we initiated another plan to continue reducing our cost structure through a workforce reduction totaling 8,000 employees and expect these headcount reductions to be completed by the end of the first half of 2016. In addition, we plan to close nine manufacturing and service facilities during 2016, of which four were completed in the first quarter 2016. We project to close over 50 of our operating and non-operating facilities in 2016 and closed over 25 in the first quarter of 2016.

We expect market conditions to continue to weaken during the remainder of the first half of 2016 with the potential for a slight recovery during the second half of the year from seasonal improvements and if commodity prices continue to stabilize. North America will continue to be severely impacted by both lower volume and pricing pressure as our customers continue to respond to the decline in commodity prices. We expect Latin America to show contraction in Mexico, Colombia and Brazil from lower activity levels as well as self-imposed reductions in Ecuador and Venezuela. We expect the Eastern Hemisphere to begin showing improvements before North America, with some opportunity for revenue and profitability increases during the second half of 2016.

Over the longer term, we believe the outlook for our core businesses is favorable. As well production decline rates accelerate and reservoir productivity complexities increase, our clients will continue to face challenges associated with decreasing the cost of extraction activities and securing desired rates of production. These challenges increase our customers’ requirements for technologies that improve productivity and efficiency and therefore increase demand for our products and services. These factors provide us with a positive outlook for our core businesses over the longer term. However, the level of improvement in our core businesses in the future will depend heavily on pricing, volume of work and our ability to offer solutions to more efficiently extract hydrocarbons, control costs and penetrate new and existing markets with our newly developed technologies.

We continually seek opportunities to maximize efficiency and value through various transactions, including purchases or dispositions of assets, businesses, investments or joint ventures. We evaluate our disposition candidates based on the strategic fit within our business and/or objectives. It is also our intention to divest our remaining land drilling rigs when market conditions improve. Upon completion, the cash proceeds from any divestitures are expected to be used to repay or repurchase debt in accordance with the terms of our credit facilities and may also include the repurchase of our outstanding senior notes prior to their maturity in the open market, through a privately negotiated transaction or otherwise.

The oilfield services industry growth is highly dependent on many external factors, such as our customers’ capital expenditures, world economic and political conditions, the price of oil and natural gas, member-country quota compliance within the Organization of the Petroleum Exporting Countries and weather conditions and other factors, including those described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opportunities and Challenges

Our industry offers many opportunities and challenges. The cyclicality of the energy industry impacts the demand for our products and services. Certain of our products and services, such as our drilling and evaluation services, well installation services and well completion services, depend on the level of exploration and development activity and the completion phase of the well life cycle. Other products and services, such as our production optimization and artificial lift systems, are dependent on production activity. We have created a long-term strategy aimed at growing our businesses, servicing our customers, and most importantly, creating value for our shareholders. The success of our long-term strategy will be determined by our ability to manage effectively any industry cyclicality, including the ongoing and prolonged industry downturn and our ability to respond to industry demands and periods of over-supply or low oil prices, successfully maximize the benefits from our acquisitions and complete the disposition of our land drilling rigs business.

Product Offerings

Our principal business is to provide equipment and services to the oil and natural gas exploration and production industry, both on land and offshore, through our three business groups: (1) Formation Evaluation and Well Construction, (2) Completion and Production and (3) Land Drilling Rigs, which together include 14 product lines.

•

Formation Evaluation and Well Construction includes Managed-Pressure Drilling, Drilling Services, Tubular Running Services, Drilling Tools, Wireline Services, Testing and Production Services, Re-entry and Fishing Services, Cementing, Liner Systems, Integrated Laboratory Services and Surface Logging Systems.

•	Completion and Production includes Artificial Lift Systems, Stimulation and Completion Systems.

•	Land Drilling Rigs encompasses our land drilling rigs business, including the products and services ancillary thereto.

Formation Evaluation and Well Construction

Within the Formation Evaluation and Well Construction business group we provide formation evaluation services from early well planning to reservoir management services, including core analysis, surface logging, well site geochemistry, logging while drilling and wireline services. Our full suite of formation evaluation services has broad applications across all types of reservoirs. We also provide well construction services to help clients ensure well integrity for the full life cycle of the well using reliable casing and tubing strings, cementation design, reliable liner top isolation and methods that ensure the well reaches total depth in the best condition possible. Further descriptions of our product lines are as follows:

Managed-Pressure Drilling consists of several drilling techniques including closed-loop drilling, air drilling, managed-pressure drilling and underbalanced drilling.

Drilling Services includes directional drilling, logging while drilling, measurement while drilling and rotary steerable systems. This service line also includes our full range of downhole equipment including high temperature motors, wireline steering tools, air rotary hammer drills, casing exit systems, downhole deployment valves and downhole data acquisition equipment.

Tubular Running Services consists of a wide variety of tubular connection and installation services for the drilling, completion and workover of an oil or natural gas well, including liner systems, solid expandable systems, zonal isolation products and swellable well-construction technologies. We also specialize in critical-service installations.

Drilling Tools includes our patented drilling jars, underreamers, rotating control devices, downhole tools, drillpipe and related tools, tubular handling equipment and other pressure-control equipment used in drilling oil and natural gas wells. We also offer wellhead systems to reduce time in changing wellhead sizes while increasing safety procedures, production monitoring and optimization, and flow measurement which measures how much oil, water and gas is flowing in a well.

Wireline Services includes open hole and cased-hole logging services to measure the physical properties of underground formations and help determine the location and potential deliverability of oil and gas from a reservoir. It also includes production and produced water systems for fracturing, production disposal and enhanced oil recovery operations. We also offer global petroleum consulting services in the geoscience and engineering domain.

Testing and Production Services include drillstem test tools, early production facilities, life-of-field production facilities, produced-water systems, tubing conveyed perforating systems and well testing systems.

Re-entry and Fishing Services provides re-entry services, fishing services, thru-tubing services, well abandonment services and wellbore cleaning services.

Cementing operations comprise one of the most expensive phases of well completion. We produce specialized equipment that allows operators to centralize the casing throughout the wellbore and control the displacement of cement and other fluids for proper zonal isolation. Our cementing engineers also analyze complex wells and provide all job requirements from pre-job planning to installation.

Liner Systems includes liner hangers, which allow suspension of strings of casing within a wellbore without the need to extend the casing to the surface. Most directional wells include one or more liners to optimize casing programs. Drilling liners are used to isolate areas within the well during drilling operations. Production liners are used in the producing area of the well to support the wellbore and to isolate various sections of the well.

Integrated Laboratory Services provides support for fluid reservoir characterization, specialized core and fluid testing, enhanced oil recovery, rock strength and characterization, sour richness and maturity, sorption properties assessment and reservoir flow studies.

Surface Logging Systems provide advanced gas analysis, drilling instrumentation, mud logging services and wellsite consultants.

Completion and Production

The Completion and Production business group provides a comprehensive line of products and services, plus specialized technologies, for stimulating and completing wells effectively in all types of reservoirs. Our completion products, reservoir stimulation design and engineering capabilities are delivered to unlock reserves in deepwater, unconventional and aging reservoirs. Our suite of production optimization services boosts field productivity and profitability through our artificial lift portfolio as well as production workflows and optimization software. Further descriptions are as follows:

Artificial Lift Systems are installed in oil and gas wells without sufficient reservoir pressure to produce oil or natural gas from the well. We provide most forms of lift, including reciprocating rod lift systems which create a pumping action via a downhole rod pump, progressing cavity pumping for predominantly heavy oil, coal-bed methane and medium crude oil applications, gas lift systems for producing reservoirs or in wells that have stopped working, hydraulic lift systems to operate a downhole hydraulic pump (jet or piston), plunger lift systems primarily for dewatering liquid loaded gas wells and hybrid lift systems for special applications.

Stimulation offers clients advanced chemical technology and services for safer and more effective production enhancement. These products and services include: a full fleet of pressure pumping services, which include cementing services, coiled tubing services equipment designed to ensure effective results during operations that require coiled tubing intervention, and reservoir stimulation hydraulic fracturing services for oil and natural gas wells in low-permeability reservoirs.

Completion Systems offers clients a comprehensive line of completion tools such as cased hole and flow control systems, well screens, industrial screens and sand screens. We also offer a full range of completion services including upper completions, lower completions and reservoir monitoring.

Land Drilling Rigs

The Land Drilling Rigs business group provides onshore contract drilling services and related operations globally for the oil and gas industry. We operate a fleet of land drilling and workover rigs in most major oil and gas producing regions with the concentration in the Middle East and North Africa. With our technologically diverse fleet, we have the capabilities to perform a broad range of advanced drilling projects that include multi-well pad drilling, high pressure high temperature drilling, deep gas drilling, special well design and other unconventional drilling methods in various climatic conditions. It is our intention, however, to divest our remaining land drilling rigs when market conditions improve. Upon completion, the cash proceeds from any divestitures are expected to be used to repay or repurchase debt, however there can be no assurances as to the likelihood or the terms of any such divestitures or debt repayments or repurchases. See “—Outlook.”

Other Business Data

Competition

We provide our products and services worldwide and compete in a variety of distinct segments with a number of competitors. Our principal competitors include Schlumberger, Halliburton, Baker Hughes, National Oilwell Varco, Noble Energy, Nabors Industries and Frank’s International. We also compete with various other regional suppliers that provide a limited range of equipment and services tailored for local markets. Competition is based on a number of factors, including performance, safety, quality, reliability, service, price, response time and, in some cases, breadth of products.

Raw Materials

We purchase a wide variety of raw materials as well as parts and components made by other manufacturers and suppliers for use in our manufacturing. Many of the products or components of products sold by us are manufactured by other parties. We are not dependent in any material respect on any single supplier for our raw materials or purchased components.

Customers

Substantially all of our customers are engaged in the energy industry. Most of our international sales are to large international or national oil companies and these sales have resulted in a concentration of receivables from certain national oil companies worldwide, especially in Latin America. As of December 31, 2015, for example, our receivables from Latin America customers accounted for 38% of our net outstanding accounts receivable balance with $205 million due from Petroleos de Venezuela, S.A. and $47 million from Petroleos Mexicanos. During 2015, 2014 and 2013, no individual customer accounted for 10% or more of our consolidated revenues.

Research, Development and Patents

We maintain world-class technology and training centers throughout the world. Additionally, we have research, development and engineering facilities that are focused on improving existing products and services and developing new technologies to meet customer demands for improved drilling performance and enhanced reservoir productivity. Our expenditures for research and development totaled $231 million in 2015, $290 million in 2014 and $265 million in 2013.

As many areas of our business rely on patents and proprietary technology, we seek patent protection both inside and outside the U.S. for products and methods that appear to have commercial significance. We amortize patents over the years that we expect to benefit from their existence, which is limited by the life of the patent, and ranges from three to 20 years.

Although in the aggregate our patents are important to the manufacturing and marketing of many of our products and services, we do not believe that the loss of any one of our patents would have a material adverse effect on our business.

Seasonality

Weather and natural phenomena can temporarily affect the level of demand for our products and services. Spring months in Canada and winter months in the North Sea and Russia can affect our operations negatively. Additionally, heavy rains or an exceedingly cold winter in a given region or climate changes may impact our results. The unpredictable impact of climate changes or unusually harsh weather conditions could lengthen the periods of reduced activity and have a detrimental impact to our results of operations. The widespread geographical locations of our operations serve to mitigate the overall impact of the seasonal nature of our business.

Recent Developments

Amended and Restated Credit Agreement and Term Loan Agreement

On May 4, 2016, Weatherford Bermuda entered into (i) an amended and restated credit agreement with, among others, JPMorgan Chase Bank, N.A., as administrative agent and lender, in the amount of $1.38 billion (the “Revolving Credit Agreement”) and (ii) a term loan agreement with, among others, JPMorgan Chase Bank, N.A., as administrative agent and lender, in the amount of $500 million (the “Term Loan Agreement”). Obligations under the Revolving Credit Agreement and Term Loan Agreement are guaranteed by Weatherford Ireland and a material portion of its subsidiaries. Obligations under the Term Loan Agreement are secured by substantially all of Weatherford Ireland’s assets, including the equity and assets of a material portion of its subsidiaries. See “Description of Other Indebtedness—Credit Agreements.”

Exchangeable Notes Offering and Tender Offers

On June 7, 2016, Weatherford Bermuda closed the sale of its previously announced underwritten public offering (the “Exchangeable Notes Offering”) of $1.265 billion aggregate principal amount of 5.875% Exchangeable Senior Notes due 2021 (the “Exchangeable Notes”). Except as indicated under “Capitalization,” Weatherford Bermuda intends to use the net proceeds from the Exchangeable Notes Offering to fund all or a portion of certain tender offers (the “Tender Offers”) by Weatherford Bermuda and Weatherford Delaware to purchase for cash, subject to certain conditions, up to $1.1 billion (the “Maximum Purchase Amount”) aggregate purchase price, excluding accrued interest, of Weatherford Delaware’s 6.35% senior notes due 2017 (the “2017 Notes”) and Weatherford Bermuda’s 6.00% senior notes due 2018 (the “2018 Notes”), 9.625% senior notes due 2019 (the “2019 Notes”) and 5.125% senior notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, 2018 Notes and 2019 Notes, the “Target Notes”). The Tender Offers are subject to a cap with respect to each of the 2019 Notes and the 2020 Notes (collectively, the “Caps”). Subject to the Maximum Purchase Amount and the Caps, the aggregate purchase price of a series of Target Notes that is purchased in the Tender Offers will be based on the order of priority assigned to such series of Target Notes. The Tender Offers commenced on June 1, 2016 and will expire on June 28, 2016.

In connection with this offering, on June 8, 2016, we amended certain terms of the Tender Offers, including an increase of the Maximum Purchase Amount for the Tender Offers from $1.1 billion to $2.1 billion and removal of the Cap on the 2019 Notes. See “Use of Proceeds.”

Each Tender Offer may be amended, extended or terminated individually. The Tender Offers are being made pursuant to an Offer to Purchase. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Target Notes, and the Tender Offers are not offers to sell or solicitations of offers to purchase the notes. The increase in the Maximum Purchase Amount and the removal of the cap on the 2019 Notes are conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offers or the tender of any specified amount of 2017 Notes, 2018 Notes, 2019 Notes or 2020 Notes. There can be no assurance as to the amount of Target Notes that will be tendered in the Tender Offers or that we will consummate the Tender Offers, which are subject to market conditions and other factors.

Corporate Information

Our headquarters are located at Bahnhofstrasse 1, 6340 Baar, Switzerland and our telephone number at that location is +41.22.816.1500. We are incorporated in Ireland; however, we are a Swiss tax resident. Our internet address is www.weatherford.com. General information about us, including our corporate governance policies, code of business conduct and charters for the committees of our Board of Directors, can be found on our web site under the “Investor Relations” section. On our website we make available, free of charge, Weatherford Ireland’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file or furnish them to the SEC. Except for information specifically incorporated by reference into this prospectus supplement that may be accessed from our website, however, the information on, or otherwise accessible through, our website or any other website does not constitute a part of this prospectus supplement.

The Offering

The following summary contains basic information about the offering of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see the section entitled “Description of Notes” in this prospectus supplement. For purposes of the following summary, references to “Weatherford Bermuda,” “we,” “our” and “us” refer only to Weatherford International Ltd. and not to its parent company, Weatherford International plc, or any of Weatherford International plc’s other subsidiaries, including Weatherford International, LLC; references to “Weatherford Ireland” refer only to Weatherford International plc and not to any of its subsidiaries; references to “Weatherford Delaware” refer only to Weatherford International, LLC and not to any of its subsidiaries; and references to “guarantors” refer to Weatherford Ireland and Weatherford Delaware together.

Issuer	Weatherford International Ltd.

Guarantors	Each of Weatherford Ireland and Weatherford Delaware will fully and unconditionally guarantee the notes on a senior, unsecured basis. See “Description of Notes—The Guarantees.”

Notes Offered	$ million aggregate principal amount of % senior notes due 2021, the “2021 notes.”

$ million aggregate principal amount of % senior notes due 2023, the “2023 notes.”

Maturity Date	The 2021 notes will mature on , 2021, unless earlier redeemed.

The 2023 notes will mature on , 2023, unless earlier redeemed.

Interest Rate	The 2021 notes will bear interest at % per year, accruing from , 2016.

The 2023 notes will bear interest at % per year, accruing from , 2016.

Interest on the notes will be payable semi-annually on and of each year, beginning on , 2017.

Covenants	Weatherford Bermuda will issue the notes under an indenture entered into with Deutsche Bank Trust Company Americas, as trustee, dated October 1, 2003, as amended and supplemented, which we refer to as the “indenture.” The indenture will contain limitations on, among other things, Weatherford Ireland’s and its restricted subsidiaries’ ability to:

•	incur or guarantee additional indebtedness or issue certain types of equity securities;

•	pay dividends or repurchase equity or subordinated debt;

•	make investments or loans;

•	make unscheduled payments on subordinated indebtedness;

•	engage in transactions with affiliates;

•	create certain liens;

•	create unrestricted subsidiaries;

•	consolidate, amalgamate, merge or transfer their assets as, or substantially as, an entirety; and

•	engage in certain sale-leaseback transactions.

These covenants are subject to a number of important limitations and exceptions.

If the notes are assigned investment grade ratings by both Moody’s and S&P and no default or event of default has occurred and is continuing under the indenture that will govern the notes, upon our election, we and our restricted subsidiaries will no longer be subject to many of the foregoing covenants. See “Description of Notes—Certain Covenants—Termination of Covenants.”

The notes will contain certain events of default.

Optional Redemption of the 2021 Notes	At any time prior to , 2018, we may, from time to time, redeem up to 35% of the aggregate principal amount of the 2021 notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of Notes—Optional Redemption—Redemption with Proceeds from Equity Offerings,” if at least 65% of the aggregate principal amount of the 2021 notes issued under the indenture that will govern the 2021 notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to , 2018, we may, on any one or more occasions, redeem all or a part of the 2021 notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the “make-whole” premium as of, and accrued and unpaid interest, if any, to the date of redemption. See “Description of Notes—Optional Redemption—Redemption at Applicable Premium.”

On and after , 2018, we may redeem the 2021 notes, in whole or in part, at the redemption prices set forth under “Description of Notes—Optional Redemption—General.”

The 2021 notes may also be redeemed by us at our option in connection with a change in tax law as set forth under “Description of Notes—Optional Redemption—Redemption at Our Option upon a Change in Tax Law.”

Optional Redemption of the 2023 Notes	At any time prior to , 2019, we may, from time to time, redeem up to 35% of the aggregate principal amount of the 2023 notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of Notes—Optional Redemption—Redemption with Proceeds from Equity Offerings,” if at least 65% of the aggregate principal amount of the 2023 notes issued under the indenture that will govern the 2023 notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to , 2019, we may, on any one or more occasions, redeem all or a part of the 2023 notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the “make-whole” premium as of, and accrued and unpaid interest, if any, to the date of redemption. See “Description of Notes—Optional Redemption—Redemption at Applicable Premium.”

On and after , 2019, we may redeem the 2023 notes, in whole or in part, at the redemption prices set forth under “Description of Notes—Optional Redemption—General.”

The 2023 notes may also be redeemed by us at our option in connection with a change in tax law as set forth under “Description of Notes—Optional Redemption—Redemption at Our Option upon a Change in Tax Law.”

Ranking	The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our non-guarantor subsidiaries.

The guarantee of each guarantor will be such guarantor’s senior, unsecured obligation and will be:

•	equal in right of payment with such guarantor’s existing and future senior, unsecured indebtedness;

•	senior in right of payment to such guarantor’s existing and future indebtedness that is expressly subordinated to the guarantee;

•	effectively subordinated to such guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent such guarantor is not a holder thereof) preferred equity, if any, of such guarantor’s non-guarantor subsidiaries.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement and the sale of $1.265 billion of Weatherford Bermuda’s Exchangeable Notes as if they had occurred on such date (but not adjusted to give effect to the Tender Offers, which have not yet been consummated and which are subject to market conditions and other factors), Weatherford Ireland had total consolidated indebtedness of $8.2 billion, substantially all of which, other than $500 million of indebtedness incurred under the Term Loan Agreement, was unsecured indebtedness of us or our subsidiaries guaranteed by Weatherford Ireland, Weatherford Delaware and/or us and to which the notes and the guarantees would have ranked equal in right of payment. As of June 7, 2016, subsidiaries of Weatherford Ireland, other than us or Weatherford Delaware, had outstanding guarantees for approximately $1.3 billion of our debt under our Revolving Credit Agreement and Term Loan Agreement. See “Risk Factors—Risks Relating to the Notes and our Indebtedness—The notes and the guarantees will be effectively subordinated to any of our or the guarantors’ existing and future secured debt and structurally subordinated to the liabilities of our and the guarantors’ non-guarantor subsidiaries.”

See “Description of Other Indebtedness,” “Description of Notes—Ranking” and “Description of Notes—The Guarantees.”

Change of Control	Upon a change of control repurchase event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to the repurchase date. See “Description of Notes—Change of Control Repurchase Event.”

Use of Proceeds	We expect the net proceeds to us from this offering to be approximately $983 million, after deducting the underwriters’ discount and our estimated offering expenses. We intend to use the net proceeds from this offering to fund a portion of the Tender Offers. In the event that the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the Maximum Purchase Amount, we may use such proceeds to repay or retire other outstanding indebtedness, which may include amounts outstanding under our Revolving Credit Agreement. Until we apply the net proceeds for the purposes described above, we may invest them in short-term liquid investments or repay a portion of the amounts outstanding under our Revolving Credit Agreement. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information set forth in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this prospectus supplement and the “Risk Factors” section of Weatherford Ireland’s Annual Report on Form 10-K and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus, and all other information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

Governing Law	The notes and the indenture will be governed by New York law.

Additional Issuances

We may, at any time, without the consent of the holders of the notes of either series, issue additional notes of the same series having the same ranking and the same interest rate, maturity and other terms as such notes. Any additional notes of either series having such similar terms, together with the notes of the same series offered hereby, will constitute a single series of notes under the indenture. See “Description of Notes—General.”

For additional information regarding the notes, see “Description of Notes.”

Summary Financial Data of Weatherford Ireland

Set forth below is Weatherford Ireland’s summary historical financial data for the years ended December 31, 2015, 2014 and 2013 and for the three months ended March 31, 2016 and 2015. The summary historical financial data as of and for the years ended December 31, 2015, 2014 and 2013 was derived from Weatherford Ireland’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015. The summary unaudited historical financial data set forth below was derived from Weatherford Ireland’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. The summary historical financial data set forth below is not necessarily indicative of Weatherford Ireland’s financial position or results for any future periods.

You should read the following summary historical financial data in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus supplement and in Weatherford Ireland’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and its historical financial statements and the notes thereto included in such reports, all of which are incorporated by reference in this prospectus supplement. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the following information.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(in millions)
Statement of Operations Data:
Revenues
Products	$560	$1,040	$3,573	$6,059	$6,007
Services	1,025	1,754	5,860	8,852	9,256

Total Revenues	1,585	2,794	9,433	14,911	15,263

Operating expenses:
Cost of Products	582	903	3,433	4,942	4,480
Cost of Services	892	1,299	4,588	6,519	7,822
Research and Development	45	64	231	290	265
Selling, General and Administrative Attributable to Segments	273	363	1,353	1,727	1,728
Corporate General and Administrative	46	77	227	290	316
Long-Lived asset Impairments and Other Related Charges	49	—	768	495	—
Goodwill and Equity Investment Impairment	—	—	25	161	—
Severance and Restructuring Charges	77	41	232	331	—
Litigation Charges	67	—	116	—	153
Loss (Gain) on Sale of Businesses and Investments, Net	1	(3)	6	(349)	(24)

Total Costs and Expenses	2,032	2,744	10,979	14,406	14,740

Operating (loss) income	$(447)	$50	$(1,546)	$505	$523

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(in millions)
Other income (expense):
Interest Expense, Net	(115)	(120)	(468)	(498)	(516)
Currency Devaluation and Related Charges	(31)	(26)	(85)	(245)	(100)
Other, Net	1	(11)	3	(17)	(77)

Total Other Income (Expense), Net	(145)	(157)	(550)	(760)	(693)

Loss Before Income Taxes	(592)	(107)	(2,096)	(255)	(170)
Benefit (Provision) for Income Taxes	101	—	145	(284)	(144)

Net Loss	(491)	(107)	(1,951)	(539)	(314)
Net Income Attributable to Noncontrolling Interests	7	11	34	45	31

Net Loss Attributable to Weatherford	$(498)	$(118)	$(1,985)	$(584)	$(345)

Statements of Cash Flows Data:
Cash Provided by (used in):
Operating Activities	$(205)	$(42)	$706	$963	$1,229
Investing Activities	(14)	(221)	(659)	330	(1,104)
Financing Activities	250	307	12	(1,180)	6

Balance Sheets Data (at period end):
Cash and Cash Equivalents	$464	$512	$467	$474	$435
Total Assets(1)	14,516	18,189	14,760	18,854	21,937
Total Current Liabilities	3,478	4,393	4,031	4,027	5,757
Long-Term Debt(1)	5,846	6,244	5,852	6,763	7,021
Other Noncurrent Liabilities	533	954	512	1,031	956
Total Noncurrent Liabilities(1)	6,379	7,198	6,364	7,794	7,977
Total Liabilities(1)	9,857	11,591	10,395	11,821	13,734
Total Equity	4,659	6,598	4,365	7,033	8,203
Total Liabilities and Equity(1)	14,516	18,189	14,760	18,854	21,937

Other Financial Data:
EBITDA(2)	$(227)	$329	$(428)	$1,614	$1,748
Adjusted EBITDA(2)	32	414	1,303	2,983	2,556

(1)	As a result of adopting Accounting Standards Update (ASU) 2015-03, Interest—Imputation of Interest (Subtopic 835-30)—Simplifying the Presentation of Debt Issuance Costs and ASU 2015-15, Interest—Imputation of Interest (Subtopic 835-30)—Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements on January 1, 2016, we reclassified debt issuance costs from other assets to long-term debt in the amount of $26 million at March 31, 2016, $34 million at March 31, 2015, $27 million at December 31, 2015, $35 million at December 31, 2014 and $40 million at December 31, 2013.
(2)	See “—Non-GAAP Financial Measures” for definitions of EBITDA and Adjusted EBITDA.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not measures of net income as determined by generally accepted accounting principles in the Unites States (“GAAP”). EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding certain charges, including impairments.

Management believes EBITDA and Adjusted EBITDA are useful because they allow investors to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at EBITDA and Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. EBITDA and Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that EBITDA and Adjusted EBITDA are widely followed measures of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to the GAAP financial measure of net income (loss) for each of the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(in millions)
Net Loss	$(491)	$(107)	$(1,951)	$(539)	$(314)
Depreciation and Amortization	250	316	1,200	1,371	1,402
Interest Expense, Net	115	120	468	498	516
Income Tax Expense	(101)	—	(145)	284	144

EBITDA	(227)	329	(428)	1,614	1,748

Impairments and Other Charges, Net	259	85	1,731	1,369	808

Adjusted EBITDA	$32	$414	$1,303	$2,983	$2,556

RISK FACTORS

Investing in our notes involves a high degree of risk. Before deciding whether to purchase our notes, you should carefully consider the risks and uncertainties described below as well as those described under “Risk Factors” in the Form 10-K, together with all of the other information included in, or incorporated by reference into, this prospectus. See “Incorporation by Reference.” If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

For purposes of this “Risk Factors” section, references to “Weatherford Bermuda,” “we,” “our” and “us” refer only to Weatherford International Ltd. and not to its parent company, Weatherford International plc, or any of Weatherford International plc’s other subsidiaries, including Weatherford International, LLC; references to “Weatherford Ireland” refer only to Weatherford International plc and not to any of its subsidiaries; references to “Weatherford Delaware” refer only to Weatherford International, LLC and not to any of its subsidiaries; and references to “guarantors” refer to Weatherford Ireland and Weatherford Delaware together.

Risks Relating to the Notes and our Indebtedness

The notes and the guarantees will be effectively subordinated to any of our or the guarantors’ existing and future secured debt and structurally subordinated to the liabilities of our and the guarantors’ non-guarantor subsidiaries.

The notes and the guarantees will be general unsecured, senior obligations of Weatherford Bermuda and the guarantors, respectively, and will be effectively subordinated to existing and future secured indebtedness of us and the guarantors, respectively, to the extent of the value of the collateral securing that indebtedness.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement and the sale of $1.265 billion of Weatherford Bermuda’s Exchangeable Notes as if they had occurred on such date (but not adjusted to give effect to the Tender Offers, which have not yet been consummated and which are subject to market conditions and other factors), Weatherford Ireland had total consolidated indebtedness of $8.2 billion, substantially all of which, other than $500 million of indebtedness incurred under the Term Loan Agreement, was unsecured indebtedness of us or our subsidiaries guaranteed by Weatherford Ireland, Weatherford Delaware and/or us and to which the notes and the guarantees would have ranked equal in right of payment. Despite our current consolidated debt levels, we may be able to incur substantial additional debt in the future, including secured debt, subject to the restrictions contained in our debt instruments and credit facilities. The indenture that will govern the notes will not fully limit the amount of debt, including senior debt that we, the guarantors or our or their respective subsidiaries may incur. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, Weatherford Ireland or Weatherford Delaware, the holders of any secured indebtedness of us, Weatherford Ireland or Weatherford Delaware will be entitled to proceed directly against the collateral securing such indebtedness. Accordingly, that collateral will not be available for satisfying any amounts owed under the notes or the guarantees, as applicable, unless and until the secured indebtedness is satisfied in full.

Other than Weatherford Delaware, none of our subsidiaries will guarantee the notes. Accordingly, the notes and the guarantees will also be structurally subordinated to all existing and future unsecured and secured liabilities and (to the extent we are not a holder thereof) preferred equity, if any, of Weatherford Ireland’s subsidiaries other than us or Weatherford Delaware. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of such subsidiaries, we or Weatherford Ireland, as a common equity owner of the subsidiary, and, therefore, holders of our debt, including the notes, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement and the sale of $1.265 billion of Weatherford Bermuda’s Exchangeable Notes as if they had occurred on such date (but not adjusted to give effect to the Tender Offers, which have not yet been consummated and which are subject to market conditions and other factors), the aggregate amount of liabilities of our subsidiaries was approximately $11.2 billion, including $8.2 billion of consolidated indebtedness, trade and other payables but excluding intercompany liabilities. As of June 7, 2016, subsidiaries of Weatherford Ireland, other than us or Weatherford Delaware, had outstanding guarantees for approximately $1.3 billion of our debt under our Revolving Credit Agreement and Term Loan Agreement. The provisions of the indenture that will govern the notes will not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity.

Servicing our indebtedness requires a significant amount of cash, and we may not have sufficient cash flow from our business to service or repay this indebtedness.

Our ability to make scheduled payments of the principal and to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance and results of operations which are subject to economic, financial, competitive, legislative, regulatory and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and the indebtedness of Weatherford Ireland and its other subsidiaries and make necessary capital expenditures. If Weatherford Ireland and its subsidiaries are unable to generate such cash flow, Weatherford Ireland and its subsidiaries may be required to adopt one or more alternatives, such as selling assets, restructuring debt, reducing or delaying capital expenditures or obtaining additional equity capital of Weatherford Ireland on terms that may be onerous or highly dilutive. The ability to refinance the indebtedness of Weatherford Ireland and its subsidiaries will depend on the capital markets and the financial condition of Weatherford Ireland and its subsidiaries at such time. Weatherford Ireland and its subsidiaries may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes, or the debt obligations of Weatherford Ireland and its other subsidiaries.

Our indebtedness and liabilities could limit cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement and the sale of $1.265 billion of Weatherford Bermuda’s Exchangeable Notes as if they had occurred on such date (but not adjusted to give effect to the Tender Offers, which have not yet been consummated and which are subject to market conditions and other factors), Weatherford Ireland’s total consolidated indebtedness was approximately $8.2 billion. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors or competitors that may have better access to capital resources.

Any harm to our business and operations resulting from our current or future level of indebtedness could adversely affect our ability to pay amounts due on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing the Revolving Credit Agreement, the Term Loan Agreement and our other indebtedness, including the indenture that will govern the notes, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in the Revolving Credit Agreement, the Term Loan Agreement and the indenture that will govern the notes), we could be in default under the terms of such agreements. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under such agreements could elect to terminate their commitments thereunder and cease making further loans; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers under the Revolving Credit Agreement, the Term Loan Agreement or the indenture that will govern the notes to avoid being in default. If we breach our covenants under the Revolving Credit Agreement, the Term Loan Agreement or the indenture that will govern the notes and seek a waiver, we may not be able to obtain a waiver from the required lenders or noteholders. If this occurs, we would be in default under such agreements, the lenders or trustee could exercise their rights or remedies, as described above, and we could be forced into bankruptcy or liquidation.

The terms of the Revolving Credit Agreement and Term Loan Agreement restrict, and the indenture that will govern the notes will restrict, our current and future operations, particularly our ability to respond to changes or to pursue our business strategies.

The Revolving Credit Agreement and Term Loan Agreement contain, and the indenture that will govern the notes will contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness;

•	pay dividends make other distributions;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively, execute our growth strategy or take advantage of new business opportunities.

In addition, the restrictive covenants in the Revolving Credit Agreement and Term Loan Agreement require us to maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control.

A breach of the covenants under the Revolving Credit Agreement, the Term Loan Agreement or the indenture that will govern the notes could result in an event of default thereunder. Such a default may allow the lenders or the trustee to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Revolving Credit Agreement or Term Loan Agreement would permit the lenders thereunder to terminate all commitments. Furthermore, if we were unable to repay the amounts due and payable under the Term Loan Agreement, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

Our holding company structure may impact our ability to meet our obligations under the notes.

We are a holding company subsidiary of Weatherford Ireland with no material assets (other than shares of our subsidiaries), operations, revenues or cash flows other than those related to the issuance, administration and repayment of debt, including the notes being offered hereby. As a result, our ability to meet our obligations under the notes is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, loan, debt repayment or otherwise. Our subsidiaries do not have any obligation to make funds available to repay our indebtedness, other than cases in which such subsidiaries have guaranteed such indebtedness, or pay dividends. Dividends from subsidiaries that are not wholly owned are shared with other equity owners. In addition, cash at our international operations is also subject to foreign withholding taxes upon repatriation.

In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to repay our indebtedness or pay dividends. Each of our subsidiaries is a distinct legal entity, and, under certain circumstances, legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors.

We may not be able to fund a change of control offer.

If a change of control triggering event occurs, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. The holders of our outstanding senior notes, other than our exchangeable senior notes, have similar put rights upon a change of control triggering event, which would increase the amount of indebtedness we would be required to offer to repurchase following a change of control triggering event. If a change of control triggering event were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control triggering event. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control triggering event in the future. Furthermore, any change of control would terminate the commitments under our Revolving Credit Agreement and Term Loan Agreement and require us to prepay amounts outstanding thereunder. See “Description of Notes—Change of Control.”

Many of the covenants contained in the indenture that will govern the notes will terminate if the notes are rated investment grade by both S&P and Moody’s and no default or event of default has occurred and is continuing.

Many of the covenants in the indenture that will govern the notes will terminate if the notes are rated investment grade by both S&P and Moody’s provided at such time no default or event of default has occurred and is continuing. The covenants restrict, among other things, the ability of Weatherford Ireland and its restricted subsidiaries to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of Notes—Certain Covenants—Termination of Covenants.”

The indenture that will govern the notes will permit us to distribute our land drilling business to our shareholders. A spinoff of that business would result in a smaller amount of consolidated assets supporting the repayment of the notes.

The indenture that will govern the notes will permit us to spinoff, by way of a stock dividend, the voting securities of a subsidiary that holds all or substantially all of our land drilling rigs and related assets, subject only to the absence of any continuing default or event of default. See “Description of Notes—Definitions—Qualified Spin Transaction.” As a result of any such spinoff transaction, the holders of the notes would have a smaller amount of consolidated assets supporting repayment of their notes.

Weatherford Ireland’s, Weatherford Bermuda’s and Weatherford Delaware’s credit ratings may not reflect all risks of your investment in the notes.

Weatherford Ireland’s, Weatherford Bermuda’s and Weatherford Delaware’s credit ratings are assessments by rating agencies of their ability to pay their debts when due. Consequently,

real or anticipated changes in their credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s ratings should be evaluated independently of any other agency’s ratings.

The guarantees will be the guarantors’ respective obligations only, and the guarantors’ operations are conducted through, and substantially all of their consolidated assets are held by, their subsidiaries.

Weatherford Ireland and Weatherford Delaware are each holding companies that conduct all of their respective operations through subsidiaries. Accordingly, the guarantors’ ability to pay the cash obligations, if any, that become due under the guarantees will depend on the results of operations of their respective subsidiaries and upon the ability of such subsidiaries to provide the guarantors with cash, whether in the form of dividends, loans or otherwise, to pay amounts due under the guarantees. The guarantors’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments in respect of the guarantees or the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to the guarantors from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. As a result, the guarantors may not be able to pay the cash obligations, if any, that become due under the guarantees.

U.S. Federal and state laws and Irish law allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Under U.S. federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, the guarantees of the notes could be voided if, among other things, at the time the guarantors issued the guarantees, a guarantor:

•	intended to hinder, delay or defraud any present or future creditor by making such guarantee; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not a guarantor was solvent at the relevant time. If a guarantee is legally challenged, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the respective guarantor, the obligations of the guarantor were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under that guarantee, subordinate them to the guarantor’s other indebtedness or take other action detrimental to the holders of the notes.

The issuance of the guarantees of the notes by a guarantor may be subject to review under Irish law in certain circumstances, including the following:

•

a guarantor, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to the guarantor, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of the guarantor, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the guarantor was insolvent;

•

if a guarantor was wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on the guarantor, order a return of any payments made by the guarantor under the guarantee and declare that any ordinary shares issued thereunder are void;

•	if the guarantee is challenged on the grounds that there was no corporate benefit to the guarantor in entering into the guarantee; or

•

a guarantor having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of debts of the guarantor.

Under the laws of Ireland, a guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee, and, accordingly, a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of Weatherford Ireland and the sole member of Weatherford Delaware have each passed a resolution that the entry into the guarantee is in its best interests and for its corporate benefit. However, no assurance can be given that a court would agree with their conclusions in this regard. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors. If Weatherford Ireland becomes subject to an insolvency proceeding and Weatherford Ireland has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the notes, the holders of the notes may suffer losses as a result of their subordinated status during such insolvency proceeding.

If a court voids the guarantee or any payment under the guarantee of the notes as a result of a fraudulent transfer or holds it unenforceable for any other reason, the rights of holders of the notes under the guarantee would be seriously undermined and such holders could cease to have any claim against that guarantor under its guarantee of the notes. See “—Our holding company structure may impact our ability to meet our obligations under the notes.”

A substantial number of our guarantors’ subsidiaries operate or are incorporated in jurisdictions other than Ireland and the United States and may be subject to the insolvency,

bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of Ireland and those of the United States. In addition, there can be no assurance as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which Weatherford Ireland and its subsidiaries operate will be applied in relation to one another.

If Weatherford Ireland is unable to pay its debts, an examiner may be appointed under Irish law to oversee Weatherford Ireland’s operations.

If Weatherford Ireland is unable, or likely to be unable, to pay its debts, including obligations under its guarantee, an examiner may be appointed to oversee Weatherford Ireland’s operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner may be appointed even if Weatherford Ireland is not insolvent. If an examiner has been appointed to Weatherford Ireland or any of its subsidiaries, the examinership may be extended to any of the related companies of the entity in question, including us and Weatherford Delaware, even if we or Weatherford Delaware are not insolvent. There can be no assurance that we would be exempt from an extension of the examinership.

If an examiner is appointed to Weatherford Ireland, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement his or her proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, Weatherford Ireland would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of Weatherford Ireland to make timely payments under its guarantee, and holders may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the guarantee may be affected by the examiner’s exercise of his or her powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by Weatherford Ireland to the holders of the notes irrespective of their views. In the event that a scheme of arrangement is not approved and Weatherford Ireland subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Weatherford Ireland and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Weatherford Ireland to the holders of the notes.

Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under section 604 or section 557 of the Irish Companies Act. We cannot be certain that, in the event of Weatherford Ireland becoming insolvent, its guarantee of the notes or any payment by it pursuant to such guarantee will not be challenged by a liquidator or examiner or that a court would uphold such guarantee or payment.

The notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

The notes may be issued with OID for U.S. federal income tax purposes. If the notes are issued with OID for U.S. federal income tax purposes, U.S. investors in the notes, whether on the cash or accrual method of accounting, will generally be required to include amounts representing OID in their gross income (as ordinary income) as it accrues in advance of the receipt of cash payments attributable to such income using the constant yield method. See “Material United States Federal Income Tax Considerations.”

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We do not intend to apply to list the notes on any securities exchange or for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by any credit ratings assigned to the notes or by any downgrade or withdrawal of such credit ratings or the credit ratings of Weatherford Ireland, by changes in our financial performance or prospects or in the prospects for companies in our industry generally and by changes in the interest rate environment. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Interest payments in relation to the notes could be subject to Swiss withholding tax.

A note issued by a non-Swiss subsidiary of a Swiss tax resident company, for which such Swiss tax resident company, in the case at hand Weatherford Ireland, grants a downstream guarantee, will qualify as a Swiss bond for Swiss tax purposes if there is a harmful flow back of the funds to Switzerland (either to the guarantee-issuing company or any other related Swiss tax resident company). In such case, the interest payments (annual interest payments and any other payments that are treated like interest payments for Swiss tax purposes) to the note holders will become subject to Swiss withholding tax of 35%. We use our best efforts to ensure that none of the proceeds from the offer of the notes will be used in a manner that would trigger a harmful flow back of the funds to Switzerland, and, as such, the notes are not expected to constitute Swiss bonds or bond like instruments subject to Swiss withholding tax. In the unlikely case the notes would nevertheless be subject to Swiss withholding tax, and subject to certain exceptions, we will pay additional amounts such that the note holders receive the agreed payment without reduction for any Swiss withholding tax.

A transfer of notes may be subject to Swiss federal stamp duties.

In certain circumstances, the transfer of the notes subsequent to initial issuance may be subject to Swiss federal stamp duties on the dealing in securities irrespective of the place of residency of the purchaser or seller if (i) the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Duty Act, and (ii) no exemption applies in the specific case. The applicable stamp duty rate would be 0.15% for each of the two parties to a transaction, provided that no (partial) exemption applies, and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the Swiss federal stamp duty on the dealing in securities is computed on the basis of the market value of the consideration. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no Swiss federal stamp duty on the dealing in securities will be due.

The notes will initially be held in book-entry form, and, holders must rely on the procedures and the relevant clearing system to exercise their rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, beneficial owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts due on or in respect of the notes in global form will be made to DTC, after which those payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by those participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, the holder will be permitted to act only to the extent the holder has received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The procedures implemented for granting proxies may not be sufficient to enable holders to vote on any requested action on a timely basis.

Irish and Bermuda laws differ from the laws in effect in the United States and may afford less protection to holders of the notes.

It may not be possible to enforce court judgments obtained in the United States against Weatherford Ireland in Ireland, or Weatherford Bermuda in Bermuda, based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland or Bermuda would recognize or enforce judgments of U.S. courts obtained against Weatherford Ireland, Weatherford Bermuda or any of their directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against Weatherford Ireland, Weatherford Bermuda or those persons based on those laws. Weatherford Ireland and Weatherford Bermuda have been advised that the United States currently does not have a treaty with Ireland or Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland or Bermuda.

As an Irish company, Weatherford Ireland is governed by the Irish Companies Act, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of the notes may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

As a Bermuda company, Weatherford Bermuda is subject to the Companies Act 1981 of Bermuda (“Bermuda Companies Act”). The Bermuda Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers and indemnification of directors.

Under Bermuda law, the duties of directors and officers of a company are generally owed to the company only. Shareholders of Bermuda companies do not generally have rights to take action against directors or officers of the company, and may only do so in limited circumstances. Directors and officers of a Bermuda company must, in exercising their powers and performing their duties, act honestly and in good faith with a view to the best interests of the company and must exercise the care and skill that a reasonably prudent person would exercise in comparable circumstances. If a director or officer of a Bermuda company is found to have breached his duties to that company, he may be held personally liable to the company in respect of that breach of duty.

Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to permit a shareholder to commence an action in a company’s name to remedy a wrong done to the company where the act complained of is alleged to be beyond the company’s corporate power or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it.

Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Weatherford Bermuda has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Weatherford Bermuda’s bye-laws provide that the its shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We may not consummate the Tender Offers, and this offering is not conditioned on the consummation of the Tender Offers.

We intend to use the net proceeds from this offering to fund a portion of the Tender Offers, as described under “Summary—Recent Developments—Exchangeable Notes Offering and Tender Offers.” However, there can be no assurance as to the amount of Target Notes that will be tendered in the Tender Offers or that we will consummate the Tender Offers, which are subject to market conditions and other factors. This offering is not conditioned on the consummation of the Tender Offers. Therefore, upon the closing of this offering, you will become a holder of the notes regardless of whether the Tender Offers are consummated, delayed or terminated. If the Tender Offers are delayed or terminated, the value of the notes may decline to the extent that their price reflects a market assumption that the Tender Offers will be consummated on the terms described herein. If the Tender Offers are not consummated, we may use the net proceeds from this offering to repay or retire other outstanding indebtedness, which may include amounts outstanding under the Revolving Credit Agreement.

Risks Relating to Weatherford

Ownership, or deemed ownership, of 10% or more of Weatherford Ireland’s shares by one or more U.S. persons could cause us to be subject to a substantial amount of additional U.S. federal income tax under the controlled foreign corporation (“CFC”) rules.

Currently, certain of our subsidiary corporations are not considered CFCs because they are less than 50% owned by our U.S. group of subsidiaries and other 10% or greater U.S. shareholders. However, there is a risk that if a U.S. shareholder holds 10% or more of our shares, directly, indirectly, constructively or by attribution, some of our subsidiaries could be classified as CFCs for U.S. federal income tax purposes. For purposes of determining CFC status, holders of exchangeable debt, such as the Exchangeable Notes, should, generally, be treated as owning the number of shares into which such debt can be exchanged and such shares would be aggregated with other shares held by such holder directly, indirectly, constructively or by attribution for purposes of determining whether such holder was a 10% or greater U.S. shareholders. If one or more of our subsidiaries is classified as a CFC, we may be subject to U.S. income taxation at ordinary income tax rates on all or a portion of the CFC’s undistributed earnings and profits attributable to “subpart F income.” The amount of this additional tax could be substantial.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $983 million after deducting underwriting discount and estimated offering expenses. We intend to use the net proceeds from this offering to fund a portion of the Tender Offers. In the event that the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the Maximum Purchase Amount, we may use such proceeds to repay or retire other outstanding indebtedness, which may include amounts outstanding under our Revolving Credit Agreement. Until we apply the net proceeds for the purposes described above, we may invest them in short-term liquid investments or repay a portion of the amounts outstanding under our Revolving Credit Agreement.

As of March 31, 2016, we had approximately $600 million in aggregate principal amount of the 2017 Notes outstanding. The interest rate on the aggregate principal amount of the 2017 Notes is 6.35%.

As of March 31, 2016, we had approximately $500 million in aggregate principal amount of the 2018 Notes outstanding. The interest rate on the aggregate principal amount of the 2018 Notes is 6.00%.

As of March 31, 2016, we had approximately $1.0 billion in aggregate principal amount of the 2019 Notes outstanding. The interest rate on the aggregate principal amount of the 2019 Notes is 9.625%.

As of March 31, 2016, we had approximately $773 million in aggregate principal amount of the 2020 Notes outstanding. The interest rate on the aggregate principal amount of the 2020 Notes is 5.125%.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016:

•	on an actual basis;

•

as adjusted to give effect to (i) the entry into the Term Loan Agreement and the Revolving Credit Agreement on May 4, 2016 and (ii) the sale of $1.265 billion of Weatherford Bermuda’s Exchangeable Notes on June 7, 2016, in each case as if they had occurred on March 31, 2016; and

•	as further adjusted to give effect to this offering as if it had occurred on March 31, 2016.

The following table does not give effect to the Tender Offers. See “Prospectus Supplement Summary—Recent Developments.”

	March 31, 2016
	Actual	As Adjusted(1)	As Further Adjusted(1)
	(in millions, except par value)
Cash and cash equivalents	$464	1,535		$2,518
Long-term debt, including current maturities:
Revolving credit facility(2)	1,035	374		374
Other short-term bank loans	130	130		130

Total short-term borrowings	$1,165	504		$504
Long-term debt:
Secured Term Loan Agreement(3)	—	500		500
6.35% Senior Notes due 2017	603	603		603
6.00% Senior Notes due 2018	498	498		498
9.625% Senior Notes due 2019	1,011	1,011		1,011
5.125% Senior Notes due 2020	769	769		769
4.50% Senior Notes due 2022	642	642		642
6.50% Senior Notes due 2036	446	446		446
6.80% Senior Notes due 2037	255	255		255
7.00% Senior Notes due 2038	455	455		455
9.875% Senior Notes due 2039	245	245		245
6.75% Senior Notes due 2040	456	456		456
5.95% Senior Notes due 2042	368	368		368
4.82% secured borrowing	8	8		8
5.875% Exchangeable Senior Notes due 2021(4)	—	1,265		1,265
% Senior Notes due 2021	—	—
% Senior Notes due 2023	—	—
Other long-term debt	137	137		137

Long-term debt	5,893	7,658

Total indebtedness	$7,058	$8,162	$

Shareholders’ equity:
Ordinary shares—$0.001 par value; authorized 1,356, issued and outstanding 895, actual, as adjusted and as further adjusted	1	1		1
Capital in excess of par value	6,144	6,144		6,144
Retained deficit	(56)	(56)		(56)
Accumulated other comprehensive loss	(1,498)	(1,498)		(1,498)

Weatherford Ireland shareholders’ equity	4,591	4,591		4,591
Noncontrolling interests	68	68		68

Total shareholders’ equity	$4,659	4,659		4,659

Total capitalization	$11,717	$12,821	$

(1)	Although the intended use of net proceeds from both the Exchangeable Notes Offering and this offering is to fund all or a portion of the Tender Offers, the As Adjusted and As Further Adjusted columns do not give effect to the Tender Offers, and, except as provided in the next sentence, instead present the net proceeds from the Exchangeable Notes Offering and this offering as an upward adjustment to cash and cash equivalents pending their intended use. The net proceeds received by us in connection with the exercise of the underwriters’ over-allotment option to purchase additional Exchangeable Notes were used to pay down borrowings outstanding under our Revolving Credit Agreement. There can be no assurance that we will consummate the Tender Offers, which are subject to market conditions and other factors. As of June 7, 2016, the aggregate amount outstanding of the Target Notes was approximately $2.9 billion.
(2)	At March 31, 2016, we had a $2 billion unsecured, revolving credit facility that was to mature on July 13, 2017 with $949 million of available credit and $16 million in outstanding letters of credit. On May 4, 2016, we amended and restated our Revolving Credit Agreement to be in the amount of $1.38 billion in total, with $1.15 billion maturing in July 2019, for extending lenders, and $229 million maturing in July 2017, for non-extending lenders. At June 7, 2016, we had approximately $564 million available under the Revolving Credit Agreement, and there were $16 million in outstanding letters of credit under the Revolving Credit Agreement. Our Revolving Credit Agreement can be used for a combination of borrowings, including letters of credit, and the indebtedness incurred thereunder is structurally senior to the notes to the extent the Revolving Credit Agreement is guaranteed by entities that will not guarantee the notes. Amounts borrowed under the Revolving Credit Agreement fluctuate during each quarter based on working capital requirements and typically are lower at the end of a quarter.
(3)	On May 4, 2016, we entered into the Term Loan Agreement, which provides for secured indebtedness in the amount of $500 million. The $500 million term loan extended thereunder was used to reduce borrowings under our Revolving Credit Agreement. The indebtedness incurred under the Term Loan Agreement is secured and effectively senior to the notes and the guarantees to the extent of the collateral therefor and is structurally senior to the notes and the guarantees to the extent the Term Loan Agreement is guaranteed by entities that will not guarantee the notes.
(4)	On June 7, 2016, we closed the sale of our previously announced underwritten public offering of $1.265 billion aggregate principal amount of Exchangeable Notes. The amount shown in the table above for the Exchangeable Notes represents their principal amount. However, in accordance with ASC 470-20, we will separately account for the debt and equity components of the notes. Specifically, the initial carrying amount of the debt component will be valued using our cost of capital for a similar instrument that does not have an exchange feature, and the related debt discount will be credited to capital in excess of par value and amortized into interest expense over the term of the notes. Although ASC 470-20 will result in higher reported interest expense in our consolidated statement of income, it does not affect the actual interest amounts that we are required to pay on the notes.

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds” and “Description of Other Indebtedness” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes in our Form 10-K and Form 10-Q which are incorporated by reference in this prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

	Three Months Ended March 31, 2016		Twelve Months Ended December 31,
			2015		2014		2013		2012		2011
Ratio of earnings to fixed charges:	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	2.30x

(1)	For the three months ended March 31, 2016 and for the years ended December 31, 2015, 2014, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $593 million, $2.1 billion, $266 million, $211 million and $349 million, respectively.

DESCRIPTION OF NOTES

Weatherford International Ltd., a Bermuda exempted company (the “Issuer”), will issue the notes maturing in 2021 (the “2021 Notes”) and the notes maturing in 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”) described in this prospectus supplement under an Indenture dated as of October 1, 2003 (the “Base Indenture”) among the Issuer, Weatherford International plc, an Irish public limited company (the “Parent Guarantor”), Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), as the initial Subsidiary Guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented and amended by previous supplemental indentures and by the Tenth Supplemental Indenture to be dated as of the Issue Date (the “Supplemental Indenture”) among the Issuer, the Parent Guarantor, Weatherford Delaware, as initial Subsidiary Guarantor, and the Trustee. We refer to the Base Indenture, as supplemented and amended by the Supplemental Indenture, as the “Indenture.” You may obtain a copy of each of the Base Indenture and the Supplemental Indenture from the Issuer at its address set forth elsewhere in this prospectus supplement.

The 2021 Notes and the 2023 Notes will each be issued as a separate series under the Indenture, and the terms of the Notes of each series will include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following is a summary of the material terms and provisions of the Notes of each series and the Indenture. Except as specifically indicated, those terms and provisions will be the same for each series of the Notes. The following summary does not purport to be a complete description of the Notes and the Indenture, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The 2021 Notes will mature on                  , 2021, and the 2023 Notes will mature on                  , 2023. The Notes of each series will bear interest at the applicable rate shown on the cover page of this prospectus supplement, payable in cash semi-annually in arrears, on                  and                  of each year, commencing on                  , 2017, to Holders at the close of business on                  or                  , as the case may be (whether or not a Business Day), immediately preceding the related interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If a scheduled payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment. Interest on overdue principal and interest and premium, if any, will accrue at the applicable interest rate on the Notes.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

An aggregate principal amount of Notes equal to $1.0 billion is being issued in this offering, consisting of $          million in aggregate principal amount of the 2021 Notes and $          million in aggregate principal amount of the 2023 Notes. The Issuer may issue additional Notes of either series having identical terms and conditions to the Notes of that series being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.” Any Additional Notes of a series will be part of the same issue as the Notes of that series being issued in this offering and will be treated as one class with the Notes of that series being issued in this offering, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Notes,” references to the Notes of either series include Additional Notes of that series, if any.

Methods of Receiving Payments on the Certificated Notes

If a Holder has given wire transfer instructions to the Trustee at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account in the City and State of New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes in the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer has initially designated the Trustee to act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

Additional Amounts

All payments and deliveries made by or on behalf of the Issuer or a Guarantor, or any successor to any of them, under or with respect to the Notes of each series, including, but not limited to payments of principal and interest and any payments under the Guarantees described under “—Guarantees,” will be made without withholding or deduction for, or on account of, any present or future taxes, duties, imposts, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) by or within (1) Ireland (meaning Ireland exclusive of Northern Ireland) or Bermuda (or any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which the Issuer, a Guarantor or any of their respective successors is, for tax purposes, incorporated, organized or resident, or, as a result of activities carried on by the Issuer, a Guarantor or any successor has otherwise created a taxable presence (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction (or any political subdivision or taxing authority thereof or therein) from or through which payment on the Notes or under the Guarantees is made by or on behalf of the Issuer or a Guarantor (including the jurisdiction of any Paying Agent) (each jurisdiction described in (1), (2) or (3), as applicable, a “relevant taxing jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is so required, the Issuer or the Guarantor, as appropriate, will pay such additional amounts (the “additional amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding or deduction (and after deducting any applicable taxes on the additional amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no additional amounts will be payable:

(1)	for or on account of:

(a)	any applicable taxes that would not have been imposed but for:

(i)	the existence of any present or former connection between the relevant Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or beneficial owner of such Note and the relevant taxing jurisdiction (other than merely acquiring or holding such Note or the receipt of payments or the exercise or enforcement of rights under the Notes or the Guarantees) including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of, or incorporated in, such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)	the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment on such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to additional amounts had the Note been presented on the last day of such 30-day period); or

(iii)	the failure of the Holder or beneficial owner to provide a declaration of non-residence or other similar claim or certification concerning nationality, residency or identity or other similar form for exemption or to present any applicable form or certificate that is required or imposed by statute, treaty, regulation or administrative practice, in each case, within a reasonable period of time following a reasonable written request from us; provided that the Holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the Holder or beneficial owner would have been able to avoid such deduction or withholding;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar applicable taxes;

(c)	any applicable taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes or the Guarantees;

(d)	any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Notes or request for payment under the Guarantees to another Paying Agent designated by the Issuer pursuant to the Indenture; and

(e)	any combination of applicable taxes referred to in the preceding clauses (a), (b), (c) and (d);

(2)	if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that the relevant payment would be required under the laws of the relevant taxing jurisdiction to be included for tax purposes in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(3)	any final withholding tax withheld by a Swiss bank or similar Swiss financial institution (a “Swiss financial institution”) that is imposed with respect to a Holder of a Note through an account with a Swiss financial institution, to the extent that such withholding tax would not have been imposed, if such holder had not voluntarily opted for imposition of such withholding tax in lieu of disclosure that would otherwise be required under a bilateral tax cooperation agreement between Switzerland and the country in which the holder is tax resident; and

(4)	any taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”) and any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any law or regulation implementing an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing.

In addition to the foregoing, the Issuer will also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any relevant taxing jurisdiction (“transfer taxes”) on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein or the receipt of payments with respect thereto (subject to the exclusions described above, other than the exclusion described in paragraph 1(c)). For the avoidance of doubt, the indemnification provided in this paragraph shall not include any transfer taxes or stamp duty arising from the transfer of Notes between Holders or in the ordinary course after the Issue Date.

If, after the date of this prospectus supplement, the Issuer or a Guarantor becomes obligated to pay additional amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay additional amounts arises after the 30th day prior to that payment date, in which case the Issuer will notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay additional amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer will provide the Trustee with satisfactory documentation evidencing the payment of additional amounts.

The Issuer or the Guarantors, as appropriate, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. Upon request, the Issuer will provide to the Trustee an official receipt or, if official receipts are not obtainable, other satisfactory documentation evidencing the payment of any applicable taxes so deducted or withheld. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of the Notes.

Whenever there is mentioned in any context the payment of interest on any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of additional amounts provided for in the Indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Ranking

Each series of the Notes will be the senior, unsecured obligations of the Issuer and will be:

•	equal in right of payment with our existing and future senior, unsecured Indebtedness;

•	senior in right of payment to our existing and future Indebtedness that is expressly subordinated to the Notes;

•	effectively subordinated to our existing and future secured Indebtedness, to the extent of the value of the collateral securing that Indebtedness; and

•

structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our non-guarantor subsidiaries.

The Guarantee of each Guarantor will be that Guarantor’s senior, unsecured obligation and will be:

•	equal in right of payment with that Guarantor’s existing and future senior, unsecured Indebtedness;

•	senior in right of payment to that Guarantor’s existing and future Indebtedness that is expressly subordinated to its Guarantee;

•	effectively subordinated to that Guarantor’s existing and future secured Indebtedness, to the extent of the value of the collateral securing that Indebtedness; and

•

structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, and (to the extent that Guarantor is not a holder thereof) preferred equity, if any, of that Guarantor’s other non-guarantor subsidiaries.

In the event of the Issuer’s or any Guarantor’s bankruptcy, liquidation, reorganization or other winding up, the Issuer or that Guarantor’s assets that secure any Indebtedness will not be available to make payments under the Notes or the applicable Guarantee unless all of that Indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any non-guarantor subsidiaries of the Issuer, the Issuer, as a common equity holder of that subsidiary, and, therefore, the Holders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent the Issuer is not a holder thereof) that subsidiary’s preferred equity holders. Even if the Issuer were a creditor of any of its non-guarantor subsidiaries, its rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of the those assets, and would be subordinated to any Indebtedness of that subsidiary that is senior in right of payment to that held by the Issuer.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement and the sale of $1.265 billion of the Issuer’s 5.875% Exchangeable Senior Notes as if each had occurred on such date, the Parent Guarantor had total consolidated Indebtedness of $8.2 billion (without giving effect to the use of proceeds from the Issuer’s exchangeable notes offering and this offering) substantially all of which, other than $500 million of Indebtedness incurred under the Term Loan Agreement, was unsecured Indebtedness of the Issuer or its subsidiaries guaranteed by the Guarantors and/or the Issuer and to which the Notes and the Guarantees would have ranked equal in right of payment. See “Risk Factors—Risks Relating to the Notes and our Indebtedness—The notes and the guarantees will be effectively subordinated to any of our or the guarantors’ existing and future secured debt and structurally subordinated to the liabilities of our and our guarantors’ non-guarantor subsidiaries.”

Although the Indenture will contain limitations on the amount of additional secured Indebtedness that the Parent Guarantor and its Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitation on Additional Indebtedness” and “—Certain Covenants—Limitation on Liens.”

Guarantees

The Issuer’s obligations under the Notes and the Indenture initially will be jointly and severally guaranteed, on a senior unsecured basis, by the Parent Guarantor and Weatherford Delaware. In the future, such obligations may also be guaranteed by certain other Restricted Subsidiaries of the Parent Guarantor as described under “—Certain Covenants—Additional Guarantees.”

Initially, none of the Parent Guarantor’s Subsidiaries will guarantee the Notes, other than Weatherford Delaware. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As of June 7, 2016, the Parent Guarantor’s non-guarantor Subsidiaries (excluding the Issuer) had outstanding guarantees for approximately $1.3 billion of the Issuer’s debt under the Credit Agreement and the Term Loan Agreement.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement and the Term Loan Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law. Nonetheless, in the event of the bankruptcy, insolvency or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee may be subject to review and avoidance under applicable fraudulent conveyance, fraudulent preference, fraudulent transfer and insolvency laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than a reasonably equivalent value or fair or sufficient consideration at a time when the Guarantor was insolvent, was rendered insolvent, was on the eve of insolvency or was left with inadequate capital to conduct its business. A court may conclude that a Guarantor did not receive reasonably equivalent value or fair or sufficient consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives from the issuance of the Guarantee. If a Guarantee was rendered avoidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to the Notes and our Indebtedness—U.S. Federal and state laws and Irish law allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP.

A Guarantor shall be released automatically from its obligations under its Guarantee and its other obligations under the Indenture upon:

(1)

(a) in the case of a Subsidiary Guarantor, any disposition of such Subsidiary Guarantor’s properties and assets as, or substantially as, an entirety (whether by consolidation, amalgamation, merger, conveyance, transfer or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary;

(b) in the case of a Subsidiary Guarantor, any disposition (whether by consolidation, amalgamation, merger, conveyance, transfer or otherwise) of the Equity Interests of such Subsidiary Guarantor after which the Subsidiary Guarantor is no longer a Restricted Subsidiary, including, without limitation, a disposition in connection with a Qualified Spin Transaction;

(c) in the case of a Subsidiary Guarantor, the proper designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(d) in the case of a Subsidiary Guarantor, provided that no Event of Default has occurred and is continuing, all Debt which required such Subsidiary Guarantor to guarantee the Notes pursuant to the covenant described below under the caption “—Certain Covenants—Additional Guarantees” is no longer outstanding;

(e) legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(f) liquidation and dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; and

(2) the Issuer delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in the Indenture relating to the release of such Guarantor’s Guarantee and its other obligations under the Indenture have been complied with.

Optional Redemption

General

Except as set forth below and under “—Change of Control Repurchase Event,” the Issuer will not be entitled to redeem the 2021 Notes at its option prior to                  , 2018 (the “2021 Notes Non-Call Date”) or the 2023 Notes at its option prior to                  , 2019 (the “2021 Notes Non-Call Date” and, together with the 2021 Notes Non-Call Date, the “Non-Call Dates”).

At any time or from time to time on or after the 2021 Notes Non-Call Date, the Issuer, at its option, may redeem the 2021 Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the 2021 Notes to be redeemed) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning                  of the years indicated:

Year	Optional Redemption Price
2018		%
2019		%
2020	100.000%

At any time or from time to time on or after the 2023 Notes Non-Call Date, the Issuer, at its option, may redeem the 2023 Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the 2023 Notes to be redeemed) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning                  of the years indicated:

Year	Optional Redemption Price
2019		%
2020		%
2021		%
2022	100.000%

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to the 2021 Notes Non-Call Date, the Issuer, at its option, may on any one or more occasions redeem up to 35.0% of the principal amount of the outstanding 2021 Notes issued under the Indenture in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to      % of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65.0% of the aggregate principal amount of 2021 Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 180 days after the closing of any such Qualified Equity Offering.

At any time or from time to time prior to the 2023 Notes Non-Call Date, the Issuer, at its option, may on any one or more occasions redeem up to 35.0% of the principal amount of the outstanding 2023 Notes issued under the Indenture in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to          % of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65.0% of the aggregate principal amount of 2023 Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 180 days after the closing of any such Qualified Equity Offering.

Redemption at Applicable Premium

The Notes of each series may also be redeemed, in whole or in part, at any time or from time to time prior to the applicable Non-Call Date at the option of the Issuer, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at its Non-Call Date (such redemption price being set forth in the applicable table appearing above under the caption “—Optional Redemption—General”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through such Non-Call Date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, with respect to either series of the Notes as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the Non-Call Date applicable to such series of Notes; provided, however, that if the period from the redemption date to such Non-Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such Non-Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The Issuer will calculate the Treasury Rate and Applicable Premium and, prior to the redemption date, file an Officer’s Certificate with the Trustee setting forth the Treasury Rate and Applicable Premium and showing the calculation of each in reasonable detail.

Redemption at Our Option upon a Change in Tax Law

Prior to the maturity date of the Notes of either series, if the Issuer or a Guarantor has, or on the next interest payment date would, become obligated to pay to the Holder or beneficial owner of any Note of that series additional amounts as a result of any change or amendment on or after the date of this prospectus supplement in the laws or any rules or regulations of a relevant taxing jurisdiction or any change on or after the date of this prospectus supplement in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a “change in tax law”), then the Issuer may, at its option, redeem all, but not less than all, of the Note of that series, for cash at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”). The Tax Redemption Date will be a Business Day of the Issuer’s choosing that is no more than 60, nor less than 30, calendar days after the date it sends the related redemption notice, as described below.

If a change in tax law occurs and the Issuer has elected to redeem the Notes of either series, then it will send to each Holder (and to any beneficial owner of a global note, if required by applicable law) written notice of the redemption containing certain information set forth in the Indenture, including the redemption price and the Tax Redemption Date.

General Provisions Respecting Any Redemption

If a redemption date is after a regular record date and on or before the next interest payment date, then (i) the Holder of a Note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on such redemption date, the unpaid interest that would have accrued on such Note to such redemption date and (ii) the redemption price will not include accrued and unpaid interest on such Note to such redemption date.

Notes called for redemption must be delivered to the Paying Agent (in the case of certificated Notes) or DTC’s procedures must be complied with (in the case of global notes) for the Holder of those Notes to be entitled to receive the redemption price.

Notwithstanding anything to the contrary above, the Issuer may not redeem any Notes if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest on the redemption date).

The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

Mandatory Redemption

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice of Redemption

In the event that less than all of the Notes of either series are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes of that series for redemption in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate (except that any Notes represented by a global note will be redeemed by such method as the DTC may require); provided, however, that no Notes of a principal amount of $2,000 in original principal amount or less shall be redeemed in part.

Notice of redemption will be sent to the Holders at least 30, but not more than 60, days before the date of redemption, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may be subject to one or more conditions specified in the notice of redemption. The notice of redemption with respect to a redemption described under “—Optional Redemption—Redemption at Applicable Premium” need not set forth the Applicable Premium but only the manner of calculation thereof. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the applicable date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control Repurchase Event

Upon the occurrence of a Change of Control Triggering Event with respect to either series of Notes, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes of that series as described under “—Optional Redemption,” each Holder of Notes of such series will have the right, except as provided below, to require that the Issuer purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price equal to 101.0% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

Not later than 30 days following any Change of Control Triggering Event, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1) describing the transaction or transactions that constitute the Change of Control Triggering Event;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Payment, all Notes of such series that are properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date; and

(3) describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. See “Risk Factors—Risks Relating to the Notes and our Indebtedness—We may not be able to fund a change of control offer.” In addition, in the event of a Change of Control Triggering Event the Issuer may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. If the Issuer fails to repurchase all of the Notes tendered for purchase upon a Change of Control Triggering Event, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the Credit Agreement or the Term Loan Agreement and may constitute an event of default under other existing or future Indebtedness. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a Change of Control Triggering Event may be limited by its then existing financial resources.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control Triggering Event. The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Parent Guarantor and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Parent Guarantor and the underwriters. The Parent Guarantor does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that the Parent Guarantor could decide to do so in the future. Subject to the limitations discussed below, the Parent Guarantor could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise effect the Parent Guarantor’s consolidated capital structure or credit ratings. Restrictions on the ability of the Parent Guarantor and certain Subsidiaries to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Additional Indebtedness” and “—Certain Covenants—Limitation on Liens.” Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) the Issuer has given notice of the redemption of all of the Notes then outstanding as described under “—Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price.

If Holders of not less than 95.0% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes of that series validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control

Offer to redeem all Notes of that series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment price, accrued and unpaid interest, if any, to the date of redemption.

With respect to any disposition of properties or assets, the phrase “all or substantially all” as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which will govern the Notes and the Indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the properties or assets of Weatherford Parent Company and its Subsidiaries, and therefore it may be unclear as to whether a Change of Control Triggering Event has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control Repurchase Event” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control Repurchase Event” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Certain Covenants

As of the Issue Date, all of the Parent Guarantor’s Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Limitation on Designation of Unrestricted Subsidiaries,” the Parent Guarantor will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

(1) an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

(2) an Unrestricted Subsidiary will not guarantee the Notes;

(3) a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee and its obligations under the Indenture; and

(4) the assets, income, cash flows and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Parent Guarantor for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Covenant Termination

Following the first date that the Notes of either series have an Investment Grade Rating and no Default or Event of Default has occurred and is then continuing, then upon delivery by the Issuer to the Trustee of an Officer’s Certificate to the foregoing effect, the Parent Guarantor and its Restricted Subsidiaries will no longer be subject to the covenants with respect to the Notes of that series described under the following subheadings:

(1) “—Limitation on Additional Indebtedness”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;

(4) “—Limitation on Transactions with Affiliates”; and

(5) “—Limitation on Designation of Unrestricted Subsidiaries.”

Limitation on Additional Indebtedness

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Parent Guarantor or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Parent Guarantor’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Parent Guarantor or any Restricted Subsidiary under one or more Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of (i) $2,000.0 million or (ii)17.5% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;

(2) Indebtedness under (a) the Notes issued on the Issue Date and (b) the Guarantees of the Notes;

(3) Indebtedness of the Parent Guarantor and its Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2) and (6) of this paragraph);

(4) (a) guarantees by the Issuer or any Guarantor of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be, and (b) guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors;

(5) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Parent Guarantor or any Restricted Subsidiary and not for the purpose of speculation;

(6) Indebtedness of the Parent Guarantor owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Parent Guarantor or any other Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Parent Guarantor or any other Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor or any other Restricted Subsidiary shall be deemed, in each case of this proviso, to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7) Indebtedness of the Parent Guarantor or any Restricted Subsidiary in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, customs, advance payment or surety bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, and letters of credit supporting performance or other obligations of the Parent Guarantor or any Restricted Subsidiary, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, customs, advance payment or surety bonds or similar instruments;

(8) Purchase Money Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary after the Issue Date in an aggregate principal amount, taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (a) $500.0 million or (b) 5.0% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;

(9) Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(10) Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (2), (3) or (8) above, this clause (11), or clause (13) or (15) below;

(12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Parent Guarantor or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(13) additional Indebtedness of the Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and any Refinancing Indebtedness thereof and then outstanding, will not exceed the greater of (a) $600.0 million or (b) 6.0% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;

(14) Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15) Indebtedness incurred in connection with a Permitted Factoring Transaction that is not recourse to the Parent Guarantor or any Restricted Subsidiary (except for Standard Securitization Undertakings);

(16) Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Parent Guarantor or any Restricted Subsidiary, or merged or consolidated with or into the Parent Guarantor or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person or its assets are acquired by the Parent Guarantor or a Restricted Subsidiary, or merged or consolidated with the Parent Guarantor or any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (16) and any other related Indebtedness, either (i) the Parent Guarantor would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Consolidated Interest Coverage Ratio of the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Parent Guarantor shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness incurred under the Credit Agreement on the Issue Date, after giving effect to the application of the proceeds of this offering, shall be deemed to have been incurred under clause (1) above and may not be reclassified) and may later reclassify any item of Indebtedness described in clauses (2) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Parent Guarantor as accrued.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this “—Limitation on Additional Indebtedness” covenant, the Issuer shall be in Default of this covenant).

Additional Guarantees

If, after the Issue Date, any Restricted Subsidiary of the Parent Guarantor, other than the Issuer or a Guarantor, shall guarantee or otherwise incur any Debt (excluding any Debt under a Credit Facility incurred pursuant to clause (1) of the definition of Permitted Indebtedness) in an aggregate principal amount in excess of 15.0% of the Consolidated Tangible Assets of the Parent Guarantor, then the Parent Guarantor shall, within thirty (30) days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations described under “—Guarantees.”

Limitation on Restricted Payments

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Parent Guarantor is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2) through (11) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50.0% of Consolidated Net Income of the Parent Guarantor and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on January 1, 2017 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b) 100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Parent Guarantor), (y) Equity Interests of a Person (other than the Parent Guarantor or a Subsidiary of the Parent Guarantor) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Parent Guarantor or its Restricted Subsidiaries after the Issue Date, in each case as a contribution to the Parent Guarantor’s or its Restricted Subsidiaries’ common equity capital or from the issue or sale of Qualified Equity Interests of the Parent Guarantor or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Parent Guarantor or convertible or exchangeable debt securities of the Parent Guarantor that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Parent Guarantor or net cash proceeds received by the Parent Guarantor from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth under “—Redemption with Proceeds from Equity Offerings”), and (B) the aggregate net cash proceeds, if any, received by the Parent Guarantor or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Parent Guarantor or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, plus

(d) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Parent Guarantor’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent Guarantor’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2) any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent Guarantor or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the covenant described under the caption “—Limitation on Additional Indebtedness” and the other terms of the Indenture;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent Guarantor or any Restricted Subsidiary at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “—Change of Control Repurchase Event”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer;

(5) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of

Equity Interests of the Parent Guarantor held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, restricted stock agreement, restricted stock unit agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $50.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Parent Guarantor from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Parent Guarantor from members of management of the Parent Guarantor or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Parent Guarantor will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6) (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Parent Guarantor or its Restricted Subsidiaries deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Parent Guarantor or its Restricted Subsidiaries or other convertible securities to the extent such Equity Interests of the Parent Guarantor or its Restricted Subsidiaries represent a portion of the exercise or exchange price thereof and (b) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Parent Guarantor or its Restricted Subsidiaries made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights;

(7) dividends or distributions on Disqualified Equity Interests of the Parent Guarantor or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with the covenant “—Limitation on Additional Indebtedness” to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8) the payment of cash in lieu of fractional Equity Interests;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or amalgamation that complies with the provisions described under the caption “—Limitation on Mergers, Consolidations, Etc.”;

(10) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Permitted Factoring Transaction and the payment or distribution of fees related thereto;

(11)cash distributions by the Parent Guarantor to the holders of Equity Interests of the Parent Guarantor in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Parent Guarantor;

(12) so long as no Default or Event of Default has occurred and is continuing, a Qualified Spin Transaction;

(13) payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed the greater of (i) $100.0 million or (ii) 2.0% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time made; or

(14) dividends, loans, advances or distributions to any Successor Parent or other payments by the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries in amounts required for any Successor Parent to pay any Related Taxes;

provided that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Parent Guarantor or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Parent Guarantor will not, and will not permit any Restricted Subsidiary (other than the Issuer or a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of such Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Parent Guarantor or any of its other Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent Guarantor or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the Term Loan Agreement) as in effect on that date;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3) any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4) any agreement or other instrument of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5) any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5), or (10); provided, however, that such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Parent Guarantor, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7) customary restrictions or limitations in leases, licenses or other agreements restricting the assignment thereof or the assignment of the property that is the subject of such agreement;

(8) in the case of clause (c) above, Liens permitted to be incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9) restrictions imposed under any agreement to sell Equity Interests or assets to any Person pending the closing of such sale;

(10) any other agreement governing Indebtedness or other obligations entered into after the Issue Date that either (A) contains encumbrances and restrictions that in the good faith judgment of the Parent Guarantor are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in the Indenture, the Notes and the Guarantees or (B) any such encumbrance or restriction contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11) provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12) Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with the covenant described under “—Limitation on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(13) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Parent Guarantor or any other Restricted Subsidiary other than the assets and property so acquired;

(15) with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Parent Guarantor determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive;

(16) provisions limiting the distribution or dividend of assets or any portion of the Equity Interests of SpinCo in connection with a Qualified Spin Transaction;

(17) any Permitted Investment or Restricted Payments which are made in accordance with the covenant described under “—Limitation on Restricted Payments”;

(18) restrictions contained in Standard Securitization Undertakings; and

(19) supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements.

Limitation on Transactions with Affiliates

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate value in excess of $50 million (an “Affiliate Transaction”), unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Parent Guarantor or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, or if in the good faith judgment of the Parent Guarantor’s Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, or are otherwise fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view; and

(2) the Parent Guarantor delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $100 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1) transactions to the extent between or among (a) the Parent Guarantor and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2) director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Parent Guarantor or its Restricted Subsidiaries and indemnification arrangements, in each case, as determined in good faith by the Parent Guarantor’s Board of Directors or senior management;

(3) Permitted Investments (other than those made under clause (1) of such definition) or Restricted Payments which are made in accordance with the covenant described under “—Limitation on Restricted Payments”;

(4) any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Parent Guarantor or any of its Restricted Subsidiaries, as applicable, than such agreement as it was in effect on the Issue Date;

(5) any transaction with a Person (other than an Unrestricted Subsidiary of the Parent Guarantor) which would constitute an Affiliate of the Parent Guarantor solely because the Parent Guarantor or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(6) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the senior management of the Parent Guarantor, such transactions are on terms not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent Guarantor;

(7) the issuance or sale of any Qualified Equity Interests of the Parent Guarantor and the granting of registration and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Parent Guarantor;

(8) pledging of Equity Interests of Unrestricted Subsidiaries;

(9) any transaction effected as part of a Permitted Factoring Transaction;

(10) any transaction where the only consideration paid by the Parent Guarantor or the relevant Restricted Subsidiary is Qualified Equity Interests of the Parent Guarantor;

(11) agreements and transactions entered into or effected in connection with a Qualified Spin Transaction;

(12) non-exclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property;

(13) transactions between the Parent Guarantor or any Restricted Subsidiary and any Person, a director of which is also a director of the Parent Guarantor, and such director is the sole cause for such Person to be deemed an Affiliate of the Parent Guarantor or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Parent Guarantor on any matter involving such other Person; and

(14) agreements and transactions entered into or effected in connection with the payment of Related Taxes.

Limitation on Liens

The Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any property, whether owned or leased on the Issue Date or thereafter acquired, to secure any Debt of the Parent Guarantor or any other Person (other than the Notes or Debt that is non-recourse to the Parent Guarantor and any of its

Restricted Subsidiaries), without in any such case making effective provision whereby all of the Notes then outstanding shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. This restriction shall not apply to:

(1) Liens (i) existing on the Issue Date, (ii) provided for under the terms of agreements existing on such date securing Debt existing on such date or (iii) under the terms of a Credit Facility securing Indebtedness incurred pursuant to clause (1) of the definition of Permitted Indebtedness;

(2) Liens on current assets to secure current liabilities;

(3) Liens on property acquired, constructed, altered or improved by the Parent Guarantor or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with, or within one year after, such acquisition (or in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, alteration or improvement, it being understood that if a commitment for such a financing is obtained prior to or within such one year period, the applicable Lien shall be deemed to be included in this clause (3) whether or not such Lien is created within such one year period; provided that in the case of any such construction, alteration or improvement the Lien shall not apply to any property theretofore owned by the Parent Guarantor or any Restricted Subsidiary, other than (i) the property so altered or improved and (ii) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

(4) Liens on any property existing at the time of acquisition thereof (including Liens on any property acquired from or held by a Person which is consolidated or amalgamated with or merged with or into the Parent Guarantor or a Restricted Subsidiary) and Liens outstanding at the time any Person becomes a Restricted Subsidiary of the Parent Guarantor that are not incurred in connection with such entity becoming a Restricted Subsidiary of the Parent Guarantor;

(5) Liens in favor of the Parent Guarantor or any Restricted Subsidiary;

(6) Liens on any property (i) in favor of the United States, any State thereof, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) securing any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, installing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type, or (iii) securing indebtedness issued or guaranteed by the United States, any State thereof, any foreign country, or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(7) Permitted Liens; and

(8) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses (1), (2), (3), (4), (5), (6) and (7) to the extent such extension, renewal or replacement (or successive extensions, renewals or replacements) involves a Lien described in the foregoing clauses; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing provisions of this covenant, the Parent Guarantor and any Restricted Subsidiary may issue, assume or guarantee secured Debt, which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with all other such secured Debt and together with the aggregate amount of Attributable Indebtedness of the Parent Guarantor and its Restricted Subsidiaries deemed to be outstanding in respect of all Sale-Leaseback Transactions (excluding any such Sale-Leaseback Transactions the proceeds of which have been applied in accordance with clauses (a), (b) or (c) in the first paragraph of the covenant described below under the caption “—Limitations on Sale-Leaseback Transactions”) does not exceed 15% of Consolidated Net Worth, as shown on a consolidated balance sheet, as of a date not more than 150 days prior to the proposed transaction, prepared by the Parent Guarantor in accordance with GAAP.

Limitation on Sale-Leaseback Transactions

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction with any Person (other than the Parent Guarantor or a Restricted Subsidiary) unless:

(a) at the time of entering into such Sale-Leaseback Transaction, the Parent Guarantor or such Restricted Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale-Leaseback Transaction, secured by a Lien on the property subject to such Sale-Leaseback Transaction, pursuant to the covenant described above under the caption “—Limitation on Liens” without equally and ratably securing the Notes pursuant to such covenant;

(b) after the Issue Date and within a period commencing six months prior to the consummation of such Sale-Leaseback Transaction and ending six months after the consummation thereof, the Parent Guarantor or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Parent Guarantor or such Restricted Subsidiary (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale-Leaseback Transaction, and the Parent Guarantor shall have elected to designate such amount as a credit against such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

(c) during the 12-month period after the effective date of such Sale-Leaseback Transaction, the Parent Guarantor shall have applied to the voluntary defeasance or retirement of Notes or any Pari Passu Indebtedness of the Parent Guarantor an amount equal to the net proceeds of the sale or transfer of the real or personal property leased in such Sale-Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale-Leaseback Transaction (adjusted to reflect the remaining term of the lease and any amount expended by the Parent Guarantor as set forth in clause (b) above), less an amount equal to the principal amount of Notes and Pari Passu Indebtedness voluntarily defeased or retired by the Parent Guarantor within such 12-month period and not designated as a credit against any other Sale-Leaseback Transaction entered into by the Parent Guarantor or any Restricted Subsidiary during such period.

Limitation on Designation of Unrestricted Subsidiaries

The Board of Directors of the Parent Guarantor may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Parent Guarantor as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Parent Guarantor would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the covenant described under “—Limitation on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent Guarantor’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1) all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Parent Guarantor or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent Guarantor or any Restricted Subsidiary, and except for any guarantee of Indebtedness of such Subsidiary by the Parent Guarantor or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted by the covenants described under “—Limitation on Additional Indebtedness” and “—Limitation on Restricted Payments”;

(2) on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause (1) above) with the Parent Guarantor or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Parent Guarantor or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Parent Guarantor; and

(3) such Subsidiary is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (in each case other than a guarantee permitted under clause (1) above) (it being understood that any contractual arrangements between the Parent Guarantor or any of its Restricted Subsidiaries and such Subsidiary pursuant to which such Subsidiary sells products or provides services to the Parent Guarantor or such Restricted Subsidiary in the ordinary course of business are not included in this clause (3)).

Any such Designation by the Board of Directors of the Parent Guarantor shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Parent Guarantor giving effect to such Designation and an Officer’s Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitation on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitation on Liens,” the Parent Guarantor shall be in default of the applicable covenant.

The Board of Directors of the Parent Guarantor may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Parent Guarantor giving effect to such designation and an Officer’s Certificate certifying that such Redesignation complies with the foregoing conditions.

Limitation on Mergers, Consolidations, Etc.

Neither the Issuer nor any Guarantor shall consolidate or amalgamate with, or merge into, any other Person, or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person unless:

(1) the Person formed by such consolidation or amalgamation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Issuer or such Guarantor, as the case may be, as, or substantially as, an entirety shall be a corporation (the “Successor Person”) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, (a) in the case of a Successor Person to the Issuer, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed or (b) in the case of a Successor Person to such Guarantor, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the performance or observance of every covenant of the Indenture on the part of such Guarantor to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(3) the Issuer or such Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

However, clause (1) of such covenant shall not apply in circumstances under which the Indenture provides for the release of the Guarantee of such Guarantor as described under the caption “—Guarantees.” In addition, the foregoing notwithstanding, the restrictions in the preceding paragraph will not apply to any disposition of assets resulting from a Qualified Spin Transaction that is effected in accordance with the definition of that term.

Upon any consolidation or amalgamation of the Issuer or a Guarantor, as the case may be, with or merger of the Issuer or a Guarantor, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or a Guarantor, as the case may be, as, or substantially as, an entirety in accordance with the foregoing covenant, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture with the same effect as if such Successor Person had been named therein as the Issuer or such Guarantor, as the case may be, and thereafter, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from all obligations and covenants under the Indenture, the Notes and the Guarantees, as the case may be, and may liquidate and dissolve.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Parent Guarantor will furnish to the Trustee and the Holders of Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such reports.

If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

Events of Default

Each of the following is an “Event of Default” with respect to either series of Notes:

(1) failure to pay interest on any of the Notes of that series when the same becomes due and payable and the continuance of any such failure for 30 days;

(2) failure to pay principal of or premium, if any, on any of the Notes of that series when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

(3) failure by the Issuer or any Guarantors to comply with any of their respective agreements or covenants described above under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.,” or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer for such series of Notes as described under “—Change of Control Repurchase Event”;

(4) (a) except with respect to the covenant described under the heading “—Certain Covenants—Reports” or as described in clause (3) above, failure by the Parent Guarantor or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes of that series then outstanding, or

(b) failure by the Parent Guarantor for 180 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes of that series then outstanding to comply with the covenant described under the heading “—Certain Covenants—Reports”;

(5) default by the Parent Guarantor or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Parent Guarantor or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Parent Guarantor or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $100.0 million or more;

(6) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $100.0 million shall be rendered against the Parent Guarantor, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7) certain events of bankruptcy affecting the Parent Guarantor or any Significant Subsidiary of the Parent Guarantor or group of Restricted Subsidiaries of the Parent Guarantor that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(8) any Guarantee of the Notes of that series ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Parent Guarantor), shall have occurred and be continuing with respect to a series of Notes, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes of that series then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes of that series to be due and payable. Upon such an acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes of that series shall become due and payable immediately; provided, however, that after such an acceleration declaration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if, among other things, all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) occurs with respect to the Parent Guarantor, all outstanding Notes of both series shall become immediately due and payable without any further action or notice to the extent permitted by applicable law.

An Event of Default with respect to one series of Notes may not constitute an Event of Default with respect to the other series.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes of either series notice of any Default or Event of Default with respect to that series (except an Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of either series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of that series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders of Notes. A Holder of Notes of either series may not pursue any remedy with respect to the Indenture or Notes of that series unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default with respect to that series;

(2) the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes of that series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the Trustee a direction that is inconsistent with the request.

However, such limitations will not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired without the consent of the Holder.

The Holders of a majority in aggregate principal amount of the Notes of either series then outstanding may, on behalf of the Holders of all of the Notes of that series, waive any existing Default or Event of Default with respect to that series and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, such Notes, or in respect of a covenant or provision that cannot be amended without the consent of the Holder of each outstanding Note of that series affected thereby.

The Issuer will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, within 30 days after any Officer of the Issuer becomes aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes of either series and all obligations of any Guarantors discharged with respect to their Guarantees of such Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes of that series and the related Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes of that series and the related Guarantees, except as to:

(1) rights of Holders of outstanding Notes of that series to receive payments in respect of the principal of and interest and premium, if any, on such Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes of that series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the obligations of the Issuer and the Guarantors in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released in relation to either series of Notes with respect to the provisions of the Indenture described above under “—Change of Control Repurchase Event” and under “—Certain Covenants” (other than the covenant described under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”), (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the Notes of that series. The Issuer may exercise its Legal Defeasance option with respect to a series of Notes regardless of whether it previously exercised Covenant Defeasance with respect to that series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Notes:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of and interest and premium, if any, on the outstanding Notes of that series on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture as it applies to the Notes of that series and the agreements governing any other Indebtedness being defeased, discharge or replaced) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of the Notes of that series over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes of the defeased series when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture with respect to that series will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect with respect to either series of Notes (except as to rights of registration of transfer or exchange of Notes of that series which shall survive until all Notes of that series have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes of that series when either:

(1) all the Notes of that series that have been authenticated and delivered (except lost, stolen or destroyed Notes of that series which have been replaced or paid and Notes of that series for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes of that series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable at their Stated Maturity, or are to be called for redemption under arrangements specified in the Indenture, within one year or (iii) have been called for redemption pursuant to the provisions described under

“—Optional Redemption,” and, in any case, the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness on the Notes of that series not theretofore delivered to the Trustee for cancellation, for principal and any premium and accrued interest to the date of such deposit (in the case of Notes of that series which have become due and payable) or to the Stated Maturity or redemption date, as the case may be (provided that in the case of a redemption to be made as provided under “—Optional Redemption—Redemption at Applicable Premium,” (x) the amount of cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional funds in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date),

(b) the Issuer has paid all other sums payable by it under the Indenture with respect to the Notes of that series, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited funds towards the payment of such Notes at Stated Maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to that series of Notes have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the Holder will be treated as the owner of such Note for all purposes (except as required by applicable tax laws).

Amendment, Supplement and Waiver

Except as otherwise provided in the next two succeeding paragraphs, the Indenture, the Guarantees or the Notes of either series may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes of that series) of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected thereby (voting as a separate series), and any existing Default or Event of Default with respect to either series of Notes under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes of that series) of the Holders of a majority in aggregate principal amount of the Notes of that series then outstanding.

Without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to the covenants described above under the caption “—Change of Control Repurchase Event”) shall not be deemed a redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture, the Guarantees or the Notes;

(7) waive a default in the payment of principal of, or premium, if any, or interest on, any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest or premium, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Guarantees or the Notes without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a consolidation, amalgamation, merger or other transaction in compliance with the covenant described under the caption “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”;

(4) to add any Guarantor to the Indenture or to acknowledge the release of any Guarantor from any of its obligations under its Guarantee and the other provisions of the Indenture (to the extent in accordance with the Indenture);

(5) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6) to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to secure the Notes or any Guarantees or any other obligation under the Indenture;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee;

(9) to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a substantially verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; or

(10) to provide for the issuance of Additional Notes in accordance with the Indenture.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment under the Indenture becomes effective requiring the consent of the Holders of Notes of either series, the Issuer is required to deliver to Holders of Notes of that series a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, or shareholder of the Issuer or any Guarantor will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such indebtedness, obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Concerning the Trustee

Deutsche Bank Trust Company Americas will be the Trustee. A successor trustee may be appointed in accordance with the terms of the Indenture. The Parent Guarantor and its subsidiaries maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. The Trustee is an affiliate of Deutsche Bank Securities Inc., one of the underwriters of the Notes in this offering.

The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

In case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee.

Governing Law; Submission to Jurisdiction

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture will provide that the Issuer and the Guarantors submit to the non-exclusive jurisdiction of the competent federal courts in the City and State of New York with respect to disputes or claims made under the Indenture.

Book-Entry, Settlement and Clearance

The Global Notes

The Notes of each series will be initially issued in the form of one or more Notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. The following summary of those operations and procedures is provided solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither the Issuer, any Guarantor, the Trustee nor the underwriters are responsible for those operations or procedures.

DTC advises that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or Holder of the Notes represented by that global note for all purposes under the indenture. References to “Holders” or “you” in this description are to registered holders of the Notes unless the context otherwise indicates.

Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or Holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a Holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the Notes represented by a global note will be made by the Paying Agent to DTC’s nominee as the registered holder of the global note. Neither the Issuer, any Guarantor nor the Paying Agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Unless we agree otherwise, Notes of either series in physical, certificated form will be issued and delivered to, and registered in the name of, each Person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an Event of Default with respect to the Notes of that series has occurred and is continuing and DTC requests that such Notes be issued in physical, certificated form.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Parent Guarantor or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Parent Guarantor or a Restricted Subsidiary, existing at the time such Person is merged with or into the Parent Guarantor or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent Guarantor or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Asset Acquisition” means:

(1) an Investment by the Parent Guarantor or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Parent Guarantor, or shall be merged with or into the Parent Guarantor or any of its Restricted Subsidiaries, or

(2) the acquisition by the Parent Guarantor or any of its Restricted Subsidiaries of all or substantially all of the properties and assets of any other Person (other than a Restricted Subsidiary of the Parent Guarantor) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Attributable Indebtedness” means, with respect to any Sale-Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). For purposes of this definition, “net rental payments” under any lease for any period means the sum of the rental payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder contingent upon the amount of sales or deliveries, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City and State of New York are authorized or obligated by law, executive order or regulation to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of the Indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtained from S&P or from Moody’s;

(3) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500.0 million;

(4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above;

(5) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5.0 billion; and

(8) in the case of any Foreign Restricted Subsidiary, other investments that are analogous to the items specified in clauses (1) through (7) above, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Restricted Subsidiary for cash management purposes.

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Weatherford Parent Company), in one or a series of related transactions, of all or substantially all of the properties or assets of the Weatherford Parent Company and its Restricted Subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Weatherford Parent Company or one of its Subsidiaries or a Person controlled by the Weatherford Parent Company or one of its Restricted Subsidiaries; (b) the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Weatherford Parent Company (excluding a Redomestication of the Weatherford Parent Company); and (c) the first day on which a majority of the members of the Weatherford Parent Company’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means, with respect to either series of Notes, the occurrence of both a Change of Control and a Rating Event with respect to the Notes of that series.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income, plus

(2) in each case only to the extent deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense,

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period); and

(4) to the extent included in Consolidated Net Income, any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by such Person or any of its Restricted Subsidiaries during such period, shall be excluded.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the relevant Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow of such Person during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense of such Person for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of such Person or Preferred Stock of any Restricted Subsidiary of such Person (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any asset sale outside the ordinary course of business or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent Guarantor or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Guarantor whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2) the net costs associated with Hedging Obligations related to interest rates;

(3) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(4) the interest portion of any deferred payment obligations;

(5) all other non-cash interest expense;

(6) capitalized interest;

(7) all dividend payments on any series of Disqualified Equity Interests of the Parent Guarantor or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Parent Guarantor or to the Parent Guarantor or a Restricted Subsidiary);

(8) all interest payable with respect to discontinued operations; and

(9) all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of a specified Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which the specified Person or its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the specified Person or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the net income (or loss) of the specified Person pursuant to the foregoing clause (1), the net income (or loss) of any other Person that accrued prior to the date that (a) such other Person becomes a Restricted Subsidiary of the specified Person or is merged into or consolidated with the specified Person or any of its Restricted Subsidiaries or (b) the assets of such other Person are acquired by the specified Person or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary of the specified Person (other than the Issuer or a Subsidiary Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4) gains or losses attributable to discontinued operations;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent Guarantor or any Restricted Subsidiary upon the acquisition of any securities, or the extinguishment of any Indebtedness, of the specified Person or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles or policies;

(9) extraordinary gains and losses and the related tax effect;

(10) non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards; and

(11) goodwill write-downs or other non-cash impairments of assets.

“Consolidated Net Worth” means, at any date of determination, the amount of total shareholders’ equity shown in the most recent consolidated statement of financial position of the Parent Guarantor.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Weatherford Parent Company who (a) was a member of such Board of Directors on the date of the issuance of the Notes or (b) was nominated for election or appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment or election (either by a specific vote or by approval of the Weatherford Parent Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“corporation” includes corporations, companies, associations, partnerships, limited partnerships, limited liability companies, joint-stock companies and trusts.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.”

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 4, 2016, among the Issuer, the Parent Guarantor, the other Subsidiaries of the Parent Guarantor from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and swingline lender, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement made in the commercial bank market exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement and the Term Loan Agreement) providing for revolving credit loans, swingline loans, term loans, overdraft loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Parent Guarantor as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any Purchase Money Indebtedness created or assumed by such Person and any guarantee of the foregoing.

“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control,” and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control.”

“dollars,” “U.S. dollars” or “$” shall mean the coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Parent Guarantor.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof or the District of Columbia, other than a Guarantor.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness or other obligation of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3) all non-contingent reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and other obligations and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary of such Person, any Preferred Stock;

(6) all Capitalized Lease Obligations of such Person to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis; and

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests or Preferred Stock that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or Preferred Stock, as applicable, as if such Disqualified Equity Interests or Preferred Stock were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

The term “Indebtedness” excludes any repayment or reimbursement obligation of such Person or any of its Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Independent Director” means a director of the Parent Guarantor who is independent with respect to the transaction at issue.

“Investment Grade Rating” means, with respect to either series of Notes, a rating equal to or higher than Baa3 (or the equivalent under any successor ratings categories of Moody’s) by Moody’s and BBB- (or the equivalent under any successor ratings categories by S&P) by S&P.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries.” If the Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Parent Guarantor shall be deemed not to be Investments.

“Issue Date” means the first date on which the Notes are originally issued.

“Issuer” means Weatherford International Ltd., a Bermuda exempted company, and any successor Person resulting from any transaction permitted by the covenant described under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law; provided that “Lien” shall not include or cover setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations arising under (i) ISDA standard documents or agreements otherwise customary in swap or hedging transactions, (ii) deposit, securities and commodity accounts and (iii) banking services (credit cards for commercial customers (including commercial credit cards and purchasing cards), stored value cards, merchant processing services and treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services)).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Parent Guarantor nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent Guarantor or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, or any other duly authorized officer of the Issuer or such Guarantor, as the case may be, or any other person duly authorized by any such person.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or a Guarantor, as appropriate, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from counsel, who may be an employee of or counsel for the Issuer, a Guarantor or a Restricted Subsidiary, as the case may be, and who shall be reasonably acceptable to the Trustee.

“Parent Guarantor” means Weatherford International plc, an Irish public limited company, and any successor Person resulting from any transaction permitted by the covenant described under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”

“Pari Passu Indebtedness” means any Indebtedness of the Parent Guarantor that is not Subordinated Indebtedness.

“Permitted Business” means the businesses engaged in by the Parent Guarantor and its Subsidiaries on the Issue Date and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof as determined by the Board of Directors of Parent Guarantor.

“Permitted Business Investment” means Investments made in the course of conducting a Permitted Business, whether through agreements, transactions, joint ventures, expenditures or other arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including, without limitation, direct or indirect ownership interests in all types of drilling, transportation and oilfield services assets, property and equipment.

“Permitted Factoring Transactions” means receivables purchase facilities and factoring transactions in existence on the Issue Date or entered into by Parent Guarantor or any Restricted Subsidiary with respect to Receivables originated by Parent Guarantor or such Restricted Subsidiary in the ordinary course of business, which may contain Standard Securitization Undertakings.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.”

“Permitted Investment” means:

(1) Investments by the Parent Guarantor or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Parent Guarantor or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation;

(2) Investments in the Parent Guarantor by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;

(4) Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Parent Guarantor or any Restricted Subsidiary not for the purpose of speculation;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to the Parent Guarantor or any Restricted Subsidiary if created or acquired in the ordinary course of business; provided, however, that such trade terms may include such concessionary trade terms as the Parent Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8) Investments evidencing the right to receive a deferred purchase price or other consideration for the disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction;

(9) guarantees of performance or similar obligations (other than Indebtedness) arising in the ordinary course of business;

(10) lease, utility and other similar deposits in the ordinary course of business;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent Guarantor or any Restricted Subsidiary or in satisfaction of judgments;

(12) Permitted Business Investments;

(13) guarantees of Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries permitted in accordance with “—Certain Covenants—Limitation on Additional Indebtedness”;

(14) repurchases of, or other Investments in, the Notes and Pari Passu Indebtedness;

(15) advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent Guarantor or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(16) Investments made pursuant to commitments in effect on the Issue Date;

(17) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Parent Guarantor; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(18) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (19) since the Issue Date and then outstanding, do not exceed the greater of (i) $125.0 million or (ii) 1.0% of the Parent Guarantor’s Consolidated Tangible Assets;

(20) Investments in or payments to SpinCo or its Subsidiaries in connection with a Qualified Spin Transaction and the transactions relating thereto, including the payment of all fees and expenses related thereto;

(21) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business.

In determining whether any Investment is a Permitted Investment, the Parent Guarantor may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Permitted Liens” means the following types of Liens: (i) any governmental Lien, mechanics’, materialmen’s, carriers’ or similar Lien incurred in the ordinary course of business which is not overdue for more than 60 days or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (ii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property, (iii) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Parent Guarantor or any Subsidiary in good faith; (iv) Liens of, or to secure performance of, leases; (v) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vi) any Lien upon property or assets acquired or sold by the Parent Guarantor or any Subsidiary resulting from the exercise of any rights arising out of defaults or receivables; (vii) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (viii) any Lien incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money but inclusive of Liens solely on cash and Cash Equivalents not to exceed the greater of (a) $100 million or (b) 1.0% of the Parent Guarantor’s Consolidated Tangible Assets at any one time securing letters of credit or letter of credit facilities supporting such obligations); (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Parent Guarantor or any Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; (x) any Lien upon property or assets in accordance with non-contingent reimbursement obligations of the Parent Guarantor or any Subsidiary in respect of letters of credit, letters of guaranty and similar credit transactions; (xi) precautionary Liens on Receivables and Receivables Related Security arising in connection with Permitted Factoring Transactions; or (xii) any Lien in favor of the United States or any State thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds.

“Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other legal entity of any kind, unincorporated organization or government or agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations and Attributable Indebtedness, of the Parent Guarantor or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent Guarantor or any Restricted Subsidiary or the cost of design, installation, construction or improvement thereof; provided, however, that the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Parent Guarantor.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Parent Guarantor (or any other direct or indirect parent of the Issuer) to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer, other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees, or (b) public offerings with respect to Qualified Equity Interests (or options, warrants or rights with respect thereto) registered on Form S-4 or S-8.

“Qualified Spin Transaction” means the distribution, through one or more dividends by the Weatherford Parent Company, of all or a portion of the Voting Stock of a Subsidiary (“SpinCo”) which, directly or indirectly through one or more Subsidiaries, holds all or substantially all of the Parent Guarantor’s and its Restricted Subsidiaries’ land drilling rig business, properties and related assets.

“Rating Agencies” means “Rating Agencies” means, with respect to each series of Notes, (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate such Notes or fails to make a rating of such Notes publicly available for reasons outside of the Weatherford Parent Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Weatherford Parent Company (as certified by a resolution of the Weatherford Parent Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means, with respect to either series of Notes, the rating of such Notes is lowered by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Receivables” means any right to payment of Parent Guarantor or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced and whether or not earned by performance (and whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Related Security” means all contracts, contract rights, guarantees and other obligations related to Receivables, all proceeds and collections of Receivables and all other assets and security of a type that are customarily sold or transferred in connection with receivables purchase facilities and factoring transactions of a type that could constitute Permitted Factoring Transactions.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries.”

“Redomestication” means:

(a) any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of the

Weatherford Parent Company with or into any other person (as such term is used in Section 13(d) of the Exchange Act), or of any other person (as such term is used in Section 13(d) of the Exchange Act) with or into the Weatherford Parent Company, or the sale, distribution or other disposition (other than by lease) of all or substantially all of the properties or assets of the Weatherford Parent Company and its Subsidiaries taken as a whole to any other person (as such term is used in Section 13(d) of the Exchange Act),

(b) any continuation, discontinuation, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, conversion, consolidation or similar action with respect to the Weatherford Parent Company pursuant to the law of the jurisdiction of its organization and of any other jurisdiction, or

(c) the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of substantially all of the voting shares of the Weatherford Parent Company (the “New Parent”), if as a result thereof

(x) in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action, or the transferee in such sale, distribution or other disposition,

(y) in the case of any action specified in clause (b), the entity that constituted the Weatherford Parent Company immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization), or

(z) in the case of any action specified in clause (c), the New Parent

(in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any jurisdiction, whose voting shares of each class of capital stock issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as was such capital stock or shares of the entity constituting the Weatherford Parent Company immediately prior thereto and, if the Surviving Person is the New Parent, the Surviving Person continues to be owned, directly or indirectly, by substantially all of the Persons who were shareholders of the Weatherford Parent Company immediately prior to such transaction.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent Guarantor or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to refinance, in whole or in part, any Indebtedness of the Parent Guarantor or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness (including undrawn or available committed amounts) does not exceed the principal amount of the Refinanced Indebtedness (including undrawn or available committed amounts) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness, unless the inclusion of such obligor on the Refinancing Indebtedness would not require it to guarantee the Notes under the covenant “—Additional Guarantees”;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes; and

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

“Related Taxes” means, without duplication:

(1) any taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Successor Parent), required to be paid (provided such taxes are in fact paid) by any Successor Parent by virtue of its:

(a) being organized or having Equity Interests outstanding (but not by virtue of owning stock or other Equity Interests of any corporation or other entity other than, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries);

(b) being a holding company parent, directly or indirectly, of the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries;

(c) receiving dividends from or other distributions in respect of the Equity Interests of, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries; or

(d) having made any payment in respect to any of the items for which the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries is permitted to make payments to any Successor Parent pursuant to “—Certain Covenants—Limitation on Restricted Payments;” and

(2) if and for so long as the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries is a member of a group filing a consolidated, unitary or combined tax return with any Successor Parent, any taxes measured by income for which such Successor Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that Parent Guarantor and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if Parent Guarantor and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of Parent Guarantor and its Subsidiaries.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Parent Guarantor or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent Guarantor or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent Guarantor or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis);

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor or any other direct or indirect parent of the Issuer held by Persons other than the Parent Guarantor or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor);

(3) any Investment other than a Permitted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Parent Guarantor or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary, for a period of more than three years, of any real or personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to such Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means the Issuer and any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Guarantor or any Restricted Subsidiary and any lender.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent Guarantor or any Restricted Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a receivables financing, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or any Guarantee, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation of which more than 50.0% of the total voting power of the Voting Stock thereof is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and

(2) any partnership or similar business organization more than 50.0% of the ownership interests having ordinary voting power of which shall at the time be so owned.

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent Guarantor. Notwithstanding the foregoing, none of Weatherford\Al-Rushaid Limited, Weatherford Saudi Arabia Limited or Al-Shaheen Weatherford shall be considered a “Subsidiary” for purposes of the indenture.

“Subsidiary Guarantors” means Weatherford Delaware and any other Restricted Subsidiary that after the Issue Date becomes a party to the Indenture for purposes of providing a Guarantee with respect to the Notes, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Successor Parent” means any Person which legally and beneficially owns more than 50% of the Voting Stock and/or Equity Interests of the Parent Guarantor or any Restricted Subsidiary, either directly or through one or more Subsidiaries.

“Term Loan Agreement” means the Term Loan Agreement dated as of May 4, 2016, among the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement made in the commercial bank market exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent Guarantor in accordance with the covenant described under “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the preceding, if at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary described under “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries,” it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, each of which are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weatherford Parent Company” means initially the Parent Guarantor or, if a Redomestication has occurred subsequent to the Issue Date and prior to the event in question or the date of determination, the Surviving Person resulting from such prior Redomestication.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Parent Guarantor or another Wholly-Owned Subsidiary.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a summary of certain of our outstanding indebtedness. The following summary is not a complete description of the terms of these debt obligations and is qualified in its entirety by reference to the applicable governing agreements, which are included as exhibits to Weatherford Ireland’s filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference.”

Credit Agreements

On May 4, 2016, we entered into (i) an amended and restated credit agreement (the “Revolving Credit Agreement”) with, among others, JPMorgan Chase Bank, N.A., as administrative agent, lender and swingline lender, in the amount of $1.38 billion and (ii) a term loan agreement (the “Term Loan Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) with, among others, JPMorgan Chase Bank, N.A., as administrative agent and lender, in the amount of $500 million. Obligations under the Credit Agreements are guaranteed by Weatherford Ireland and a material portion of its subsidiaries. Obligations under the Term Loan Agreement are secured by substantially all of Weatherford Ireland’s assets, including the equity and assets of a material portion of its subsidiaries.

For lenders that have agreed to extend their revolving commitment under our previous credit agreement (such lenders, representing $1.15 billion of commitments under the Revolving Credit Agreement, the “extending lenders”), the Revolving Credit Agreement matures on July 12, 2019, subject to an earlier maturity of November 28, 2018 if, under certain circumstances, Weatherford Bermuda has not voluntarily redeemed, repurchased, refinanced or otherwise retired at least $500 million of its 2019 Notes prior to November 28, 2018. For lenders that have not agreed to extend their revolving commitments under our previous credit agreement (such lenders, representing $229 million of commitments under the Revolving Credit Agreement, the “non-extending lenders”), the Revolving Credit Agreement matures on July 13, 2017. The Term Loan Agreement matures on July 13, 2020.

Loans under the Credit Agreements are subject to varying rates of interest based on whether the loan is a Eurodollar loan or an alternate base rate loan.

Eurodollar loans bear interest at the Eurodollar rate, which is LIBOR, plus the applicable margin. The applicable margin for Eurodollar loans under the Revolving Credit Agreement depends on whether the lender is an extending lender or a non-extending lender. For non-extending lenders, the applicable margin under the Revolving Credit Agreement ranges from 0.75% to 1.925% depending on the credit rating of Weatherford Bermuda, and for extending lenders under the Revolving Credit Agreement the applicable margin ranges from 1.925% to 3.7% depending on the Specified Senior Leverage Ratio. The applicable margin for Eurodollar loans under the Term Loan Agreement ranges from 1.425% to 3.2% depending on the Specified Senior Leverage Ratio.

Alternate base rate loans bear interest at the alternate base rate plus the applicable margin. The applicable margin for alternate base rate loans under the Revolving Credit Agreement depends on whether the lender is an extending lender or a non-extending lender. For non-extending lenders, the applicable margin under the Revolving Credit Agreement ranges from 0.0% to 0.925% depending on the credit rating of Weatherford Bermuda, and for extending lenders the applicable margin under the Revolving Credit Agreement ranges from 0.925% to 2.7% depending on the Specified Senior Leverage Ratio. The applicable margin for alternate base rate loans under the Term Loan Agreement ranges from 0.425% to 2.2% depending on the Specified Senior Leverage Ratio.

The Credit Agreements contain the following customary covenants, among others:

•	a prohibition against incurring debt, subject to permitted exceptions;

•	a restriction on creating liens on assets and the assets of our operating subsidiaries, subject to permitted exceptions;

•	restrictions on mergers and asset dispositions;

•	restrictions on use of proceeds, investments, transactions with affiliates, or change of principal business;

•	a provision limiting derivative transactions; and

•	maintenance of the following financial covenants:

1.	Specified Senior Leverage Ratio of no greater than 3 to 1 beginning June 30, 2016 through December 31, 2016 and 2.5 to 1 thereafter until the maturity date.

2.	Specified Leverage and LC Ratio of no greater than 4 to 1 on or before December 31, 2016 and 3.5 to 1 thereafter.

3.	Specified Asset Coverage Ratio of at least 4 to 1 beginning June 30, 2016.

The Credit Agreements contain customary events of default, including, among other things, failure to comply with the financial ratios described above, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control, which would permit the lenders to accelerate the debt if not cured within applicable grace and cure periods (if any). If an event of default occurs and is continuing, lenders may require the administrative agent to declare all amounts outstanding thereunder to be immediately due and payable, which may materially and adversely affect our financial condition and liquidity.

Existing Senior Notes

The existing senior notes represent our senior obligations and rank equally with all of our other existing and future senior indebtedness, including the notes, and senior to any of our future subordinated indebtedness. Either Weatherford Bermuda or Weatherford Delaware is the issuer of each series of the existing senior notes. Each series is guaranteed by Weatherford Ireland and either Weatherford Bermuda or Weatherford Delaware, whichever entity is not the issuer of the respective series of notes.

As of March 31, 2016, Weatherford Bermuda and Weatherford Delaware, as applicable, had outstanding the following series of existing senior notes:

•	$603 million in aggregate principal amount of our 6.35% senior notes due 2017;

•	$498 million in aggregate principal amount of our 6.00% senior notes due 2018;

•	$1,011 million in aggregate principal amount of our 9.625% senior notes due 2019;

•	$769 million in aggregate principal amount of our 5.125% senior notes due 2020;

•	$642 million in aggregate principal amount of our 4.50% senior notes due 2022;

•	$446 million in aggregate principal amount of our 6.50% senior notes due 2036;

•	$255 million in aggregate principal amount of our 6.80% senior notes due 2037;

•	$455 million in aggregate principal amount of our 7.00% senior notes due 2038;

•	$245 million in aggregate principal amount of our 9.875% senior notes due 2039;

•	$456 million in aggregate principal amount of our 6.75% senior notes due 2040; and

•	$368 million in aggregate principal amount of our 5.95% senior notes due 2042.

The existing senior notes contain various covenants that limit, among other things, our ability to incur indebtedness secured by certain liens and engage in certain sale-leaseback transactions. Each series of existing senior notes is redeemable, in whole or in part, at any time at the respective issuer’s option, at a price equal to the greater of (a) 100% of principal plus accrued and unpaid interest and (b) the sum of the present values of the remaining scheduled payments of principal and interest discounted on a semiannual basis at the applicable treasury yield plus a number of basis points dependent on the series of notes. If the redemption occurs on or after the date that is 90 days, for the 4.50% senior notes due 2022, or 180 days, for the 5.95% senior notes due 2042, prior to maturity, then the redemption price in each case is 100% of principal plus accrued and unpaid interest, if any.

Exchangeable Senior Notes

On June 7, 2016, Weatherford Bermuda closed the sale of its previously announced underwritten public offering of $1.265 billion aggregate principal amount of 5.875% Exchangeable Senior Notes due 2021 in the Exchangeable Notes Offering. The Exchangeable Notes bear cash interest from June 7, 2016 at an annual rate of 5.875%, payable semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2017. The Exchangeable Notes mature on July 1, 2021, unless earlier repurchased, redeemed or exchanged. The Exchangeable Notes are fully and unconditionally guaranteed, on a senior, unsecured basis, by Weatherford Ireland and Weatherford Delaware.

The Exchangeable Notes may be exchanged at the option of the holders in certain circumstances and during certain periods. Weatherford Bermuda may settle exchanges by paying or delivering, as applicable, cash, ordinary shares of Weatherford Ireland or a combination of cash and ordinary shares, at Weatherford Bermuda’s election. The Exchangeable Notes may not be redeemed by Weatherford Bermuda at its option, except in limited circumstances in connection with a change in tax law. If a “fundamental change” occurs, then holders of the Exchangeable Notes may require Weatherford Bermuda to repurchase its Exchangeable Notes at a cash repurchase price equal to the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest.

The Exchangeable Notes and the related guarantees are senior, unsecured obligations of Weatherford Bermuda and the guarantors, respectively, and are (1) equal in right of payment with existing and future senior, unsecured indebtedness of Weatherford Bermuda and the guarantors, respectively; (2) senior in right of payment to existing and future indebtedness of Weatherford Bermuda and the guarantors, respectively, that is expressly subordinated to the Exchangeable Notes and the guarantees, as applicable; and (3) effectively subordinated to existing and future secured indebtedness of Weatherford Bermuda and the guarantors, respectively, to the extent of the value of the collateral securing that indebtedness.

Except as indicated under “Capitalization,” Weatherford Bermuda intends to use the net proceeds from the Exchangeable Notes Offering to fund all or a portion of the Tender Offers. See “Summary—Recent Developments—Exchangeable Notes Offering and Tender Offers.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is limited to consequences relevant to a U.S. holder (as defined below), except for discussions of FATCA (as defined under “—Foreign Account Tax Compliance Act”), and does not address the effects of any U.S. federal tax laws other than U.S. federal income tax laws (such as estate and gift tax laws) or any state, local or non -U.S. tax laws. This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. No rulings from the United States Internal Revenue Service (the “IRS”) have been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax, or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the United States dollar, tax-exempt entities, regulated investment companies, real estate investment trusts, partnerships or other pass through entities and investors in such entities, persons liable for alternative minimum tax, U.S. holders that are resident in or have a permanent establishment in a jurisdiction outside the United States, and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation or any entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes, and partners in such a partnership, should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This discussion does not apply to a U.S. holder that participated or will participate in the Tender Offers. Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Prospective purchasers of the notes should consult their tax advisors concerning the tax consequences of holding notes in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of other federal, state, local, foreign or other tax laws.

Additional Amounts

In certain circumstances (see “Description of the Notes—Additional Amounts”), we may be obligated to pay additional amounts on the notes. Our obligation to pay such additional amounts may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies are, in the aggregate, considered to be remote or incidental. We believe that the potential for payment of additional amounts due to the occurrence of an additional amount event is remote or incidental. Our determination that this contingency is remote or incidental is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. However, the IRS may take a different position, which could require a U.S. holder, subject to U.S. federal income tax to accrue income on its notes at a rate in excess of stated interest (plus the yield attributable to OID), and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event an additional amount event occurs, it may affect the amount and timing of the income recognized by a U.S. holder. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt regulations to the notes and the consequences thereof.

Payments of stated interest

Payments of stated interest on the notes (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) generally will be includible in the gross income of a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Original issue discount

The notes may be issued with OID for U.S. federal income tax purposes. In such event, U.S. holders generally will be required to include such OID in gross income (as ordinary income) for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of accounting for U.S. federal income tax purposes. As a result, U.S. holders will generally include any OID in income in advance of the receipt of cash attributable to such income.

The notes will be treated as issued with OID if the stated principal amount of the notes exceeds their issue price (as defined above) by an amount equal to or more than a statutorily defined de minimis amount (generally, 0.0025 multiplied by the stated principal amount and the number of complete years to maturity from the issue date).

In the event that the notes are issued with OID, the amount of OID with respect to a note includible in income by a U.S. holder is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion thereof in which such U.S. holder holds such note. A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The accrual period of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the note’s “adjusted issue price” at the beginning of such accrual period and its “yield to maturity,” determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. The adjusted issue price of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period. The yield to maturity of a note is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note.

Foreign tax credit

Stated interest income and OID, if any, on a note generally will constitute foreign source income and generally will be considered “passive category income” or, in the case of certain U.S. holders, “general category income” in computing the foreign tax credit allowable to U.S. holders under U.S. federal income tax laws. There are significant complex limitations on a U.S. holder’s ability to claim foreign tax credits. U.S. holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes.

Sale, exchange, retirement, redemption or other taxable disposition of notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between the amount realized upon such disposition (less an amount equal to any accrued but unpaid stated interest, which will be taxable as stated interest income as discussed above to the extent not previously included in income by the U.S. holder) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will, in general, be the cost of such note to such U.S. holder, increased by any OID previously accrued by such U.S. holder with respect to such note. Any gain or loss recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note generally will be U.S. source gain or loss and generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

In general, information reporting requirements will apply to payments of stated interest (including the accrual of OID, if any) on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to a U.S. holder unless such U.S. holder is an exempt recipient, and, when required, provides evidence of such exemption. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Individual U.S. holders may be required to report to the IRS certain information with respect to their beneficial ownership of certain financial assets, such as the notes. Investors who fail to report required information could be subject to substantial penalties. Under certain circumstances, an entity also may be subject to these reporting requirements. Prospective investors should consult their tax advisors concerning the application of the information reporting and backup withholding rules to their particular circumstances.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain passthru payments made after December 31, 2018 to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed generally would be “grandfathered” unless materially modified after such date. Accordingly, if the Issuer is treated as a foreign financial institution, FATCA would apply to payments on the notes only if there is a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period. Non-U.S. governments have entered into agreements with the United States (and additional non-U.S. governments are expected to enter into such agreements) to implement FATCA in a manner that alters the rules described herein. Holders should consult their tax advisors regarding how these rules may apply to their investment in the notes. In the event any withholding under FATCA is imposed with respect to any payments on the notes, there will be no additional amounts payable to compensate for the withheld amount.

CERTAIN IRISH TAX CONSIDERATIONS

The following is a summary of Irish withholding tax issues relating to the notes. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this prospectus, which are subject to prospective or retroactive change. Prospective investors in the notes should consult their own advisors as to the Irish consequences of the purchase, beneficial ownership and disposition of the notes.

Interest withholding tax

Payments under the notes can be paid by Weatherford Bermuda and any paying agent acting on behalf of Weatherford Bermuda without any withholding or deduction for or on account of Irish income tax.

Irish encashment tax

Irish encashment tax may be required to be withheld at the standard rate (currently 20%) from any interest paid in respect of the notes where such interest is paid or collected by a person in Ireland on behalf of any holder of the notes. Holders of the notes should therefore note that the appointment of an Irish collection agent or an Irish paying agent could result in the deduction of 20% encashment tax by such agent from interest payments on the notes. A holder of the notes that is not resident in Ireland for tax purposes may claim an exemption from this withholding tax by submitting an appropriate declaration of non-Irish tax residency to the Irish agent.

CERTAIN BERMUDA TAX CONSIDERATIONS

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Weatherford Bermuda or by holders of the notes issued by Weatherford Bermuda. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Weatherford Bermuda or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by Weatherford Bermuda in respect of real property owned or leased by Weatherford Bermuda in Bermuda.

CERTAIN SWISS TAX CONSIDERATIONS

The following is a summary of certain Swiss tax consequences to non-Swiss holders under present law of the purchase, ownership, disposition and redemption of the notes. The summary does not purport to be a comprehensive description of all of the Swiss tax considerations that may be relevant to a decision to purchase, own, dispose or redeem such notes.

The summary is based upon current Swiss tax laws, applicable court decisions and practice of the relevant Swiss tax administrations, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only.

The Swiss tax consequences to potential Swiss holders (Swiss tax residents or holders with any other taxable presence in Switzerland) of notes are not covered in this summary, and the Swiss tax consequences for non-Swiss holders discussed below are not a complete analysis or listing of all the possible Swiss tax consequences that may be relevant to you.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE SWISS TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE SWISS FEDERAL AND CANTONAL/COMMUNAL TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, DISPOSITION AND REDEMPTION OF THE NOTES.

Purchase, Ownership, Disposition and Redemption of Notes

Swiss Income Tax on Interest Payments

A non-Swiss holder will not be subject to Swiss income taxes on interest income in respect of the notes, unless the notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes (net wealth tax or annual capital tax) unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Capital Gains upon Disposal or Other Disposition of the Notes

A non-Swiss holder will not be subject to Swiss income tax on capital gains upon disposal or other disposition of the notes unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax upon Redemption of the Notes

A non-Swiss holder will not be subject to Swiss income tax upon redemption of the notes unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Withholding Tax on Interest Payments on the Notes

We use our best efforts to ensure that proceeds from the notes are used in a way that payments of interest (annual interest payments and any other payments that are treated like interest payments for Swiss tax purposes) on the notes are not expected to be subject to Swiss federal withholding tax. More specifically, we intend to ensure that none of the proceeds from the offer of this note will be used in a manner that would trigger a harmful flow back of the funds to Switzerland, and, as such, the notes are not expected to constitute Swiss bonds or bond like instruments subject to Swiss withholding tax. In the unlikely case the notes would nevertheless be subject to Swiss withholding tax, and subject to certain exceptions, we will pay additional amounts such that the note holders receive the agreed payment without reduction for any Swiss withholding tax.

Final Withholding Tax

Switzerland concluded agreements with the United Kingdom and Austria on a final withholding tax (Abgeltungssteuer). The agreements with the United Kingdom and Austria entered into force on January 1, 2013. Persons resident in the United Kingdom or Austria receiving investment income (such as, among others, payment of interest on the notes) or realizing capital gains (such as, among others, on the disposal of notes) on their Swiss bank accounts can either opt for a voluntary disclosure of their Swiss bank accounts and the assets held with Swiss banks (for this purpose, including similar financial institutions) to the competent tax authorities of the United Kingdom or Austria, as applicable, or opt for a final withholding tax that is deducted by the Swiss bank on such investment income or capital gains. In the latter case, the Swiss bank has to remit the final withholding tax to the Swiss Federal Tax Administration, which, in turn, will remit the final withholding tax to the competent tax authorities of the United Kingdom or Austria, as applicable. A similar agreement regarding interest payments has been concluded between Switzerland and the EU which follows the European Council Directive 2003/48/EC (Zinsbesteuerungsabkommen).

Switzerland might conclude further similar agreements on final withholding taxes.

Swiss Federal Stamp Duties

The issuance of the notes will not be subject to Swiss federal issuance stamp duty or Swiss federal stamp duty on the dealing in securities. Dealings in the notes in the secondary markets where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss Federal Stamp Duty Act) acts as a party or as an intermediary to the transaction may be subject to Swiss federal stamp duty on dealing in securities. The applicable stamp duty rate would be 0.15% for each of the two parties to a transaction provided that no (partial) exemption applies and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH PURCHASER.

UNDERWRITING

Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of 2021 notes	Principal amount of 2023 notes
Deutsche Bank Securities Inc.	$	$
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
Standard Chartered Bank
Skandinaviska Enskilda Banken AB (publ)
TD Securities (USA) LLC
Barclays Capital Inc.
RBC Capital Markets, LLC
UniCredit Capital Markets LLC
BBVA Securities Inc.

Total	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $          per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We, Weatherford Ireland and Weatherford Delaware have agreed that, for a period of 60 days from the date of this prospectus supplement and subject to certain exceptions, none of us will, without the prior written consent of Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by us, Weatherford Ireland, Weatherford Delaware or any of our or their affiliates, directly or indirectly, of) any debt securities, or publicly announce an intention to effect any such transaction, except for the notes to be sold to the underwriters.

In connection with this offering, we expect to pay to the underwriters a      % discount (expressed as a percentage of the principal amount of the notes). In addition to such discount, we estimate that our total expenses for this offering will be $1.5 million.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with our affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of each of the underwriters are lenders, and in some cases agents or managers for the lenders, under our Revolving Credit Agreement and Term Loan Agreement. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates that have a lending relationship with us have hedged, and are likely to continue to hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, certain of the underwriters own a portion of the Target Notes, and as a result may receive a portion of the net proceeds from this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

•	Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, which we refer to as SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, which we refer to as CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Ireland

No action may be taken with respect to the notes in Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014 (as amended) (the “2014 Act”), the Central Bank Acts 1942 to 2015 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 and (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) and any rules issued under Section 1363 of the 2014 Act by the Central Bank of Ireland.

LEGAL MATTERS

The validity of the issuance of the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Latham & Watkins LLP, with respect to U.S. legal matters, by Matheson, with respect to Irish legal matters, and by Conyers Dill & Pearman Limited, with respect to Bermuda legal matters. Certain legal matters relating to the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas, with respect to U.S. legal matters, by A&L Goodbody, with respect to Irish legal matters, and by Appleby (Bermuda) Limited, with respect to Bermuda legal matters.

EXPERTS

The consolidated financial statements and schedule of Weatherford International plc as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Weatherford Ireland’s ordinary shares are listed on the NYSE under the symbol “WFT.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our Internet website at www.weatherford.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. Except to the extent that therein information is deemed furnished and not filed pursuant to securities laws and regulations, this prospectus supplement incorporates by reference the documents set forth below that we previously filed with the SEC. You should not assume that the information in this prospectus supplement is current as of the date other than the date on the cover page of this prospectus supplement. These documents contain important information about us. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), until all the notes offered hereby are sold:

•	Weatherford Ireland’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 16, 2016;

•	Weatherford Ireland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 5, 2016;

•	Weatherford Ireland’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2016; and

•

Weatherford Ireland’s Current Reports on Form 8-K, as filed with the SEC on February 4, 2016, March 3, 2016, May 10, 2016, May 27, 2016 and June 7, 2016 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Weatherford International plc

Attention: Investor Relations

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

PROSPECTUS

Weatherford International plc

(an Irish public limited company)

Ordinary Shares

Guarantees of Debt Securities

Weatherford International Ltd. (a Bermuda exempted company ) Debt Securities Guarantees of Debt Securities	Weatherford International, LLC (a Delaware limited liability company) Debt Securities Guarantees of Debt Securities

Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), may offer the above listed securities, or any combination thereof, and sell from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate sales of securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware, unless it is accompanied by a prospectus supplement.

The ordinary shares of Weatherford Ireland are traded under the symbol “WFT” on the New York Stock Exchange.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 3 and “Risk Factors” on page 5 herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process. Under this shelf registration process, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may, over time, offer and sell an indeterminate amount of the securities described in this prospectus in one or more offerings. This prospectus describes some of the general terms that may apply to the securities that Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may offer and the general manner in which the securities may be offered. Each time Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware offer securities, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware will provide one or more prospectus supplements that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement, any related free writing prospectus and any document incorporated by reference is accurate as of any date other than the dates of those documents. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:

•	“Weatherford Ireland” refers to Weatherford International plc, an Irish public limited company.

•	“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland.

•	“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Ireland.

•	“We,” “us” or “our” refers to Weatherford Ireland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis.

Consent under the Exchange Control Act of 1972 (and its related regulations) has been granted by the Bermuda Monetary Authority for the issue and transfer of securities of Bermuda companies (other than equity securities) to and between non-residents of Bermuda for exchange control purposes. In granting such consent, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any accompanying prospectus supplement.

ABOUT US

We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world.

Weatherford Ireland is incorporated in Ireland and is the ultimate parent company of the Weatherford group. Each of Weatherford Bermuda and Weatherford Delaware is an indirect, wholly owned subsidiary of Weatherford Ireland. Weatherford Ireland currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford Delaware.

Our principal executive offices are located at Bahnhofstrasse 1, 6340 Baar, Switzerland and our telephone number at that location is +41.22.816.1500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.weatherford.com. Information on our website is not incorporated by reference in this prospectus. You may also access, read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings may be read and copied at the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Weatherford Switzerland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 25, 2014;

•	Weatherford Switzerland’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on April 16, 2014;

•	Weatherford Switzerland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on April 29, 2014;

•

Weatherford Switzerland’s Current Reports on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) filed with the SEC on February 3, 2014, February 25, 2014, March 4, 2014, April 2, 2014, April 10, 2014, April 24, 2014 and June 17, 2014;

•

Weatherford Ireland’s Current Report on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto), as filed with the SEC on June 17, 2014; and

•	The description of Weatherford Ireland’s Ordinary Shares contained in Item 8.01 of Weatherford Ireland’s Current Report on Form 8-K, as filed with the SEC on June 17, 2014.

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:

Weatherford International Ltd.

Attention: Investor Relations

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “Forward-Looking Statements” as defined in the Securities Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following:

•	global political, economic and market conditions, political disturbances, war, or terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	our inability to realize expected revenues and profitability levels from current and future contracts;

•	our ability to manage our workforce, supply chain and business processes, information technology systems, and technological innovation and commercialization;

•	increases in the prices and availability of our raw materials;

•	nonrealization of expected reductions in our effective tax rate;

•	nonrealization of expected benefits from our acquisitions or business dispositions;

•	downturns in our industry which could affect the carrying value of our goodwill;

•	member country quota compliance within Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental and tax and accounting laws, rules and regulations; and

•	limited access to capital or significantly higher cost of capital related to liquidity or uncertainty in the domestic or international financial markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, which is incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. We will not receive any of the proceeds from the sale of our securities by selling securityholders offered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31, 2014		Years Ended
			2013		2012		2011	2010	2009
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	2.30x	1.34x	1.51x

(1)	For the three months ended March 31, 2014 and for the years ended December 31, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $7 million, $211 million and $349 million, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the ordinary shares, debt securities and guarantees that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited. Certain Irish legal matters in connection with the securities will be passed upon for us by our special Irish counsel, Matheson. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Weatherford Switzerland as of December 31, 2013, and for the year ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Weatherford International Switzerland as of December 31, 2012, and for each of the two years in the period then ended, included in Weatherford Switzerland’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2012 appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Interests of Named Experts and Counsel

Certain Bermuda legal matters in connection with the debt securities or guarantees that Weatherford Bermuda may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. An employee of that firm’s affiliated company, Codan Services Limited, is Weatherford Bermuda’s secretary.

$1,000,000,000

Weatherford International Ltd.

(a Bermuda exempted company)

$                 % Senior Notes due 2021

$                 % Senior Notes due 2023

Preliminary Prospectus Supplement

Joint Global Coordinators and Bookrunners

Deutsche Bank Securities	Wells Fargo Securities

Joint Book-Running Managers

Citigroup	J.P. Morgan	Morgan Stanley	MUFG

Co-Managers

Standard Chartered Bank	SEB	TD Securities	Barclays	RBC Capital Markets	UniCredit Capital Markets	BBVA

                    , 2016